UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                               Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NISOURCE INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NiSource Inc.

801 E. 86th Avenue — Merrillville, IN 46410 — (877) 647-5990

NOTICE OF ANNUAL MEETING

April 5, 2012

To the Holders of Common Stock of NiSource Inc.:

The annual meeting of the stockholders (the “Annual Meeting”) of NiSource Inc. (the “Company”) will be held at the InterContinental Chicago O’Hare, 5300 N. River Road, Rosemont, IL 60018 on Tuesday, May 15, 2012, at 10:00 a.m., local time, for the following purposes:

(1)	To elect twelve directors to hold office until the next annual stockholders’ meeting and until their respective successors have been elected or appointed;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year 2012;

(3)	To consider advisory approval of executive compensation;

(4)	To consider an amendment to the Company’s Employee Stock Purchase Plan; and

(5)	To consider a stockholder proposal regarding cumulative voting.

All persons who were stockholders of record at the close of business on March 19, 2012 will be entitled to vote at the Annual Meeting.

Please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing, dating and mailing the enclosed proxy card. You may also vote by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the Annual Meeting, you may be able to vote your shares in person, even if you have previously submitted a proxy. See the section “Voting in Person” for specific instructions on voting your shares.

If you plan to attend the Annual Meeting, please so indicate in the space provided on the proxy card or respond when prompted on the telephone or through the Internet.

PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET OR BY PROMPTLY

MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

Gary W. Pottorff

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be Held on May 15, 2012

The Proxy Statement and 2011 Annual Report to Stockholders

are available at http://ir.nisource.com/annuals.cfm

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of NiSource Inc. (the “Board”). The common stock, $.01 par value per share, of the Company represented by the proxy will be voted as directed. If you return a signed proxy card without indicating how you want to vote your shares, the shares represented by the accompanying proxy will be voted as recommended by the Board “FOR” all of the nominees for director; “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2012; “FOR” advisory approval of the executive compensation of the Company’s Named Executive Officers; “FOR” the proposed amendment to the Company’s Employee Stock Purchase Plan and “AGAINST” the stockholder proposal regarding cumulative voting.

This Proxy Statement and proxy card are first being sent to stockholders on April 5, 2012. The Company will bear the expense of this mail solicitation which may be supplemented by telephone, facsimile, e-mail and personal solicitation by officers, employees, and our agents. To aid in the solicitation of proxies, we have retained Phoenix Advisory Partners for a fee of $9,500 plus reimbursement of expenses. We will also request brokerage houses and other nominees and fiduciaries to forward proxy materials, at our expense, to the beneficial owners of stock held on the record date.

We use the terms “NiSource,” the “Company,” “we,” “our” and “us” in this proxy statement to refer to NiSource Inc.

Who May Vote

Holders of shares of common stock as of the close of business on March 19, 2012 are entitled to notice of and to vote at the Annual Meeting. As of March 19, 2012, 283,785,609 shares of common stock were issued and outstanding. Each share of common stock outstanding on that date is entitled to one vote on each matter presented at the Annual Meeting.

Voting Your Proxy

If you are a “stockholder of record” (that is, if your shares of common stock are registered directly in your name on the Company’s records), you may vote your shares by proxy using any of the following methods:

•	Telephoning the toll-free number listed on the proxy card;

•	Using the Internet site listed on the proxy card; or

•	Marking, dating, signing and returning the enclosed proxy card.

All votes must be received by the proxy tabulator by 11:59 p.m. Eastern Time on May 14, 2012.

If your shares are held in a brokerage account or by a bank or other stockholder of record (herein referred to as a “Broker”), you are considered a “beneficial owner” of shares held in “street name.” As a beneficial owner, you will receive proxy materials and voting instructions from the stockholder of record that holds your shares. You must follow the voting instructions in order to have your shares of common stock voted.

Discretionary Voting by Brokers, Banks and Other Stockholders of Record

If your shares are held in street name and you do not provide the Broker with instructions as to how to vote such shares, your Broker will only be able to vote your shares at their discretion on certain “routine” matters as permitted by New York Stock Exchange (“NYSE”) rules. At this meeting, Brokers will have discretionary authority to vote your shares only with regard to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2012. We do not believe that Brokers will have discretionary authority to vote your shares with respect to the election of directors, the advisory approval of executive compensation, the amendment to the Employee Stock Purchase Plan or the stockholder proposal on cumulative voting. Therefore, it is important that you instruct your Broker or other nominee how to vote your shares.

If you hold your shares in the Company’s 401(k) Plan (“401(k) Plan”) administered by Fidelity Management Trust Company (“Fidelity”), you should vote your shares by one of the methods discussed in this Proxy Statement. If you do not instruct the 401(k) Plan how to vote your shares by completing and returning the proxy card, or by using the telephone or Internet, or if you sign the proxy card with no further instructions as to how to vote your shares, the 401(k) Plan provides for Fidelity to vote your shares in the same proportion as the shares for which it receives instructions from all other participants, to the extent permitted under applicable law.

Voting in Person

You also may come to the Annual Meeting and vote your shares in person by obtaining and submitting a ballot that will be provided at the meeting. However, if your shares are held in street name by a Broker, then, in order to be able to vote at the meeting, you must obtain an executed proxy from the Broker, indicating that you were the beneficial owner of the shares on March 19, 2012, the record date for voting, and that the Broker is giving you the proxy to vote the shares.

If your shares are held in the 401(k) Plan, you will not be able to vote your shares at the meeting. In order to vote your shares you must provide instructions to Fidelity either by returning your proxy card or by voting via the telephone or internet.

Votes cast in person or represented by proxy at the meeting will be tabulated by the inspectors of election.

If you plan to attend the Annual Meeting, please so indicate when you vote so we may send you an admission ticket and make the necessary arrangements. Stockholders who plan to attend the meeting must present picture identification along with an admission ticket or evidence of beneficial ownership.

Revoking Your Proxy

You may revoke your proxy at any time before a vote is taken or the authority granted is otherwise exercised. To revoke a proxy, you may send to the Company’s Corporate Secretary a letter indicating that you want to revoke your proxy or you can supersede your initial proxy by delivering to the Corporate Secretary a duly executed proxy bearing a later date, voting by telephone or through the Internet on a later date, or attending the meeting and voting in person. Attending the Annual Meeting will not in and of itself revoke a proxy.

Quorum for the Meeting

A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present. The inspectors of election will treat abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares and has not received instructions from the beneficial owner as to how the beneficial owner would like the shares to be voted.

PROPOSAL I — ELECTION OF DIRECTORS

At the recommendation of the Corporate Governance Committee, the Board has nominated the persons listed below to serve as directors, each for a one-year term, beginning at the Annual Meeting on May 15, 2012 and running until the 2013 Annual Meeting. The nominees include eleven independent directors, as defined in the applicable rules of the NYSE, and the President and Chief Executive Officer of the Company. The nominees do not include Steven C. Beering, who is currently serving as Director and will retire from the Board at the conclusion of his current term. The Board does not anticipate that any of the nominees will be unable to serve, but if any nominee is unable to serve, the proxies will be voted in accordance with the judgment of the person or persons voting the proxies.

All of the nominees currently serve on the Board except for Aristides S. Candris and Teresa A. Taylor.

The following chart gives information about all nominees (each of whom has consented to being named in the proxy statement and to serving if elected). The dates shown for service as a director include service as a director of the Company and its corporate predecessors.

Vote Required

In order to be elected, each nominee must receive more votes cast in favor of his or her election than against election. Abstentions and broker non-votes will not be voted with respect to the election of directors and therefore will have no effect on the vote.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

Name, Age and Principal Occupations for Past Five Years and Present Directorships Held	Has Been a Director Since
Richard A. Abdoo, 68	2008

Since May 2004, Mr. Abdoo has been President of R.A. Abdoo & Co. LLC, Milwaukee, Wisconsin, an environmental and energy consulting firm. Prior thereto, Mr. Abdoo was Chairman and Chief Executive Officer of Wisconsin Energy Corporation from 1991 until his retirement in April 2004. He also served as President of Wisconsin Energy Corporation from 1991 to April 2003. Mr. Abdoo is also a director of A.K. Steel Corporation and ZBB Energy Corp.

By virtue of his former positions as Chairman and Chief Executive Officer of a large electric and gas utility holding company, as well as his current positions as director of one other energy-related company and a steel maker that is a major user of energy, Mr. Abdoo has extraordinary expertise and experience with the issues facing the energy industry in general and public utilities in particular. As a former chief executive officer, Mr. Abdoo understands well the issues facing executive management of a major corporation. Mr. Abdoo’s credentials as a registered professional engineer in several states allow him to offer a unique technical perspective on certain issues under consideration by the Board. As a long-time champion of humanitarian and social causes, including on behalf of the Lebanese-American community, Mr. Abdoo brings expertise and understanding with respect to social issues confronting the Company. His commitment to and work on behalf of social causes earned him the Ellis Island Medal of Honor, presented to Americans of diverse origins for their outstanding contributions to their own ethnic groups and to American society.

Aristides S. Candris, 60	—

Since April 1, 2012, Dr. Candris has been Senior Advisor at Westinghouse Electric Company (“Westinghouse”), Pittsburgh, Pennsylvania, a unit of Tokyo-based Toshiba Corp. Prior thereto, Dr. Candris was President and Chief Executive Officer of Westinghouse from July 2008 until his retirement on March 31, 2012. During his 36 years of service at Westinghouse, Dr. Candris served in various positions, including Senior Vice President, Nuclear Fuel from September 2006 to July 2008.

Dr. Candris is a nuclear scientist and engineer and has significant experience gained through leading a global nuclear power company. His knowledge of the electric industry gives him significant insight on the issues impacting the electric utility industry. His experience managing highly technical engineering operations will be valuable as we build and maintain facilities to address increasing environmental regulations and make long-term strategic decisions on electric power generation. His technical and management skills will be helpful as we build and modernize both our transmission and distribution systems. Dr. Candris’ experience developing customer focused programs and attaining excellence in business processes and behaviors will be insightful as we better meet the increasing expectations of customers and regulators. He serves on the Boards of Carnegie Mellon University and Transylvania University. He also serves on the Board of Directors for Pittsburgh’s Allegheny Conference on Community Development, the Nuclear Energy Institute and the World Nuclear Association.

Name, Age and Principal Occupations for Past Five Years and Present Directorships Held	Has Been a Director Since
Sigmund L. Cornelius, 57	2011

From October 2008 until his retirement in January 2011, Mr. Cornelius served as Senior Vice President, Finance and Chief Financial Officer of ConocoPhillips, Houston, Texas, an integrated energy company. During his 30-year tenure at ConocoPhillips, Mr. Cornelius served in various positions, including Senior Vice President, Planning, Strategy and Corporate Affairs from September 2007 to October 2008; Regional President, Exploration & Production-Lower 48 from 2006 to September 2007; and President, Global Gas from 2004 to 2006. Mr. Cornelius served on the board of DCP Midstream L.P. from 2007 to 2008 and is also a director of USEC, Inc., Carbo Ceramics Inc., Western Refining, Inc. and Parallel Energy Trust.

Mr. Cornelius has significant experience in the oil and natural gas industry, which enables him to provide significant insight on issues impacting our pipeline business. He also has significant experience in exploration, production and midstream, which should prove valuable to us as we expand our presence in the Utica and Marcellus Shale gas plays. In addition, as the former Chief Financial Officer of a public company, he has extensive experience and skills in the areas of corporate finance, accounting, strategic planning and risk oversight.

Michael E. Jesanis, 55	2008

Since November 2007, Mr. Jesanis has been a principal with Serrafix, Boston, Massachusetts, a firm providing energy efficiency consulting and implementation services, principally to municipalities. From July 2004 through December 2006, Mr. Jesanis was President and Chief Executive Officer of National Grid USA, a natural gas and electric utility, and a subsidiary of National Grid plc, of which Mr. Jesanis was also an Executive Director. Prior to that, Mr. Jesanis was Chief Operating Officer of National Grid USA from January 2001 to July 2004. Mr. Jesanis also is a director of Ameresco, Inc.

By virtue of his former positions as President and Chief Executive Officer, Chief Operating Officer and, prior thereto, Chief Financial Officer of a major electric and gas utility holding company, as well as his current role with an energy efficiency consulting firm, Mr. Jesanis has extraordinarily broad and deep experience with regulated utilities. He has strong financial acumen and extensive managerial experience, having led modernization efforts in the areas of operating infrastructure improvements, customer service enhancements and management-team development. Mr. Jesanis also demonstrates a commitment to education as the former chair of the board of a college and a current trustee (and chair of the audit committee) of a university. As a result of his former senior managerial roles and his non-profit board service, Mr. Jesanis also has particular expertise with board governance issues.

Name, Age and Principal Occupations for Past Five Years and Present Directorships Held	Has Been a Director Since
Marty R. Kittrell, 55	2007

In February 2011, Mr. Kittrell retired as Executive Vice President & Chief Financial Officer of Dresser, Inc., (“Dresser”) Addison, Texas, after serving in that capacity since December 2007. Dresser, a worldwide leader in providing highly engineered products for the global energy industry, was acquired by General Electric in February 2011. Prior to joining Dresser, Mr. Kittrell was Executive Vice President and Chief Financial Officer of Andrew Corporation from October 2003 to December 2007.

Mr. Kittrell brings to the Board over 25 years of experience as a Chief Financial Officer. He has served in the role of Chief Financial Officer at several public companies. As a result of this experience, he has significant expertise with financial reporting issues facing the Company, including Securities and Exchange Commission reporting, and Sarbanes-Oxley internal control design and implementation. His recent position with a company that supplies infrastructure products to the energy industry gives Mr. Kittrell a particular familiarity with the issues facing the Company’s gas transmission and storage and gas distribution businesses. Mr. Kittrell also has extensive experience with mergers and acquisitions and capital markets transactions. He formerly practiced accounting with a national accounting firm and is an active member of the American Institute of CPAs, the National Association of Corporate Directors, and Financial Executives International. Mr. Kittrell also shows a commitment to education through his service on the board of trustees of a university.

W. Lee Nutter, 68	2007

Prior to his retirement in 2007, Mr. Nutter was Chairman, President and Chief Executive Officer of Rayonier, Inc., Jacksonville, Florida, a leading supplier of high performance specialty cellulose fibers and owner of timberlands and other higher value land holdings. Mr. Nutter was a director of Rayonier, Inc. from 1996 to 2009. He is also a director of Republic Services Inc. and the non-executive Chairman of J.M. Huber Corporation. He is also a member of the Advisory Board at the University of Washington Foster School of Business.

Mr. Nutter’s former positions as Chairman and Chief Executive Officer of a forest products company, and his current positions as director of one company engaged in waste management and another involved in the forest products and energy industries, give him a particular familiarity with the issues involved in managing natural resources. These issues include compliance with environmental laws and exercising responsible environmental stewardship. Mr. Nutter also has an extensive background and familiarity in human resource and compensation issues, which complements well his service as chair of the Company’s Officer Nomination and Compensation Committee. In addition, as a former Chief Executive Officer, Mr. Nutter understands how to address the complex issues facing major corporations.

Name, Age and Principal Occupations for Past Five Years and Present Directorships Held	Has Been a Director Since
Deborah S. Parker, 59	2007

Ms. Parker joined Alstom Power, a business segment of Alstom, in April 2011 and is currently serving as Senior Vice President, Quality and Environmental, Health and Safety. Alstom Power is a global leader in power generation located in Zurich, Switzerland. From April 2008 until April 2011, Ms. Parker was President and Chief Executive Officer of International Business Solutions, Inc. (“IBS”), Washington, D.C., a provider of strategic planning and consulting services to profit and not-for-profit organizations. Before joining IBS, Ms. Parker was Executive Vice President and Chief Operations Officer of the National Urban League from July 2007 through April 2008. Prior thereto, Ms. Parker served in numerous operating positions, including Vice President of Global Quality at Ford Motor Company. During her tenure at Ford, Ms. Parker also served as Chief Executive Officer and Group Managing Director at Ford Motor Company of Southern Africa (Pty) Ltd. from September 2001 to December 2004.

Ms. Parker brings a unique combination of community development and industrial management experience to the Board. As Chief Executive Officer of a consulting firm and Chief Operating Officer of a national civil rights organization dedicated to economic empowerment of historically underserved urban communities, Ms. Parker brings expertise and understanding with respect to the social and economic issues confronting the Company and the communities it serves. As a result of her 23-year career at a global manufacturing company, Ms. Parker has extensive experience managing industrial operations, including turning around several struggling business units, finding innovative solutions to management and union issues, implementing quality control initiatives and rationalizing manufacturing and inventory. This experience positions her well to provide valuable insights on the Company’s operations and processes, as well as on social issues confronting the Company.

Ian M. Rolland, 78	1978

Chairman of the Board since November 2006. Prior to his retirement in 1998, Mr. Rolland served as Chairman and Chief Executive Officer of Lincoln National Corporation, Ft. Wayne, Indiana, a provider of financial products and services.

Mr. Rolland’s 21 years of experience as Chief Executive Officer of a diversified financial services company, together with his past service on other boards of directors, including a major financial institution, a petroleum equipment company and a national corporate child care solution provider, provide him with a deep understanding of the challenges facing a major corporation and particularly those involving finances and financial reporting. Mr. Rolland’s distinguished career, including his service as chair of a national insurance council and a national insurance association, as well as president of a national actuarial society, gives him a deep understanding of governance issues, organizational leadership, risk management and insurance matters. His tenure on the board further gives him a unique understanding of the Company and its evolution and growth, and allows him to provide a perspective that brings balance and stability to the board. His dedication and commitment to charitable and social causes is demonstrated through his past and present service on numerous non-profit boards which gives him an understanding of many of the social issues facing the Company. His services as a lifetime trustee and former chair of the Indiana chapter of The Nature Conservancy, a global conservation organization, provide him a deep understanding of the environmental issues affecting the Company.

Name, Age and Principal Occupations for Past Five Years and Present Directorships Held	Has Been a Director Since
Robert C. Skaggs, Jr., 57	2005

Chief Executive Officer (“CEO”) of the Company since July 2005. President of the Company since October 2004. Prior thereto, Mr. Skaggs served as Executive Vice President, Regulated Revenue from October 2003 to October 2004; President of Columbia Gas of Ohio, Inc. from February 1997 to October 2003; President of Columbia Gas of Kentucky, Inc. from January 1997 to October 2003; President of Bay State Gas Company and Northern Utilities from November 2000 to October 2003; and President of Columbia Gas of Virginia, Inc., Columbia Gas of Maryland, Inc. and Columbia Gas of Pennsylvania, Inc. from December 2001 to October 2003.

The Board believes it is important that the Company’s Chief Executive Officer serve on the Board. Mr. Skaggs has a unique understanding of the challenges and issues facing the Company. During his nearly 31 years with the Company, he has served in a variety of positions across the organization, including the legal and finance departments, President of a number of our gas distribution subsidiaries, Executive Vice President, Regulated Revenue, where he was responsible for developing regulatory strategies and leading external relations across all of our energy distribution markets, as well as our interstate pipeline system. He also led regulated commercial activities, including large customer and marketer relations, energy supply services, as well as federal governmental relations. This wide and deep experience provides an incomparable knowledge of the Company’s operations, our markets and our people. Over the course of his career, Mr. Skaggs has been involved in a wide array of community-based organizations as well as a number of industry organizations, further providing him with a valuable perspective on the communities the Company serves and the issues facing our industry. He served as Chairman of the American Gas Association in 2010.

Teresa A. Taylor, 48	—

Ms. Taylor served as Chief Operating Officer of Qwest Communications, Inc., (“Qwest”) Denver, Colorado, from August 2009 to April 2011. Prior thereto, she was Executive Vice President, Business Markets Group from January 2008 to April 2009 and served as Executive Vice President and Chief Administrative Officer from December 2005 to January 2008. Ms. Taylor served in various positions with Qwest and the former US West since 1987. Ms. Taylor also is a director of First Interstate BancSystem, Inc.

In her position as Chief Operating Officer, Ms. Taylor was responsible for the daily operations of a publicly traded telecommunications company. In this role, she led a senior management team responsible for field support, technical development, sales, marketing, customer support and information technology systems. During her 24-year tenure with Qwest and US West, she held various leadership positions responsible for strategic planning and execution, sales, marketing, product development, human resources, corporate communications and social responsibility. Ms. Taylor is keenly aware of the technical and managerial skills necessary to operate a customer service company in a complex regulatory and competitive business environment. This experience will provide valuable insights to the Company as it operates in multiple regulatory environments and develops products and customer service programs to meet the expectations of our customers.

Name, Age and Principal Occupations for Past Five Years and Present Directorships Held	Has Been a Director Since
Richard L. Thompson, 72	2004

Prior to his retirement in 2004, Mr. Thompson was Group President, Caterpillar Inc., Peoria, Illinois, a leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Mr. Thompson also is a director of Gardner Denver, Inc. and Chairman of the Board of Lennox International, Inc. Effective May 10, 2012, Mr. Thompson will transition from Chairman to Lennox’s Lead Director.

In his prior role as Group President of a large, publicly traded manufacturing company, Mr. Thompson had responsibility for its gas turbine and reciprocating engine business, as well as research and development activities. By virtue of this and prior positions, and his current directorships at two other companies serving the energy and utility industries, Mr. Thompson possesses significant experience in energy issues generally and gas turbine electric power generation and natural gas pipeline compression in particular. He is a graduate electrical engineer with experience in electrical transmission system design and generation system planning. This experience provides Mr. Thompson a valuable understanding of technical issues faced by the Company.

Carolyn Y. Woo, 57	1998

Since January 2012, Dr. Woo has been President and Chief Executive Officer of Catholic Relief Services, the international humanitarian agency of the Catholic community in the United States. Prior thereto, Dr. Woo was Martin J. Gillen Dean and Ray and Milann Siegfried Professor of Entrepreneurial Studies, Mendoza College of Business, University of Notre Dame, Notre Dame, Indiana. Dr. Woo is also a director of AON Corporation and was a director of Circuit City, Inc. until 2009.

Dr. Woo’s current position as President and Chief Executive Officer of an international organization provides her with knowledge and experience in managing a large organization. Her experience as the dean of a major business school and her experience as a professor of entrepreneurship provided her a deep understanding of business principles and extensive expertise with management and strategic planning issues. Through her current and previous service on the boards of directors, audit committees and compensation committees of a number of public companies, including a global reinsurance and risk management consulting company, a pharmaceutical distribution company, an international automotive manufacturer, a financial institution and a major electronics retailer, Dr. Woo has developed an excellent understanding of corporate governance, internal control, financial and strategic analysis and risk management issues. Dr. Woo is a leader in the areas of corporate social responsibility and sustainability, which adds an important perspective to the Company. She is also a current and past board member of several non-profit organizations, including an international relief organization, a global business school accreditation organization, leadership development organizations and an educational organization. This commitment to social and educational organizations provides Dr. Woo with an additional important perspective on the various community and social issues confronting the Company in the various communities that the Company serves.

CORPORATE GOVERNANCE

Director Independence

Under the NiSource Corporate Governance Guidelines, a substantial majority of our Board must be comprised of “independent directors.” In order to assist the Board in making its determination of director independence, the Board has adopted categorical standards of independence consistent with the standards contained in Section 303A.02(b) of the NYSE Corporate Governance Listing Standards. These categorical standards of independence are listed in the Company’s Corporate Governance Guidelines, a copy of which can be found on our website at http://ir.nisource.com/governance.cfm.

The Board has affirmatively determined that all of the members of the Board (except Mr. Skaggs) and all nominees (except Mr. Skaggs) are “independent directors” as defined in Section 303A.02(b) of the NYSE Listing Standards and meet the standards for independence set by the Board.

Certain Relationships and Related Transactions

During January 2011, Mr. Kittrell was employed as Executive Vice President and Chief Financial Officer of Dresser, a worldwide leader in providing highly engineered products for the global energy industry. In February 2011, General Electric purchased Dresser and Mr. Kittrell retired. The Company and its affiliates use certain of the products manufactured by Dresser in its regular business operations and purchase such products from Dresser in the ordinary course of business on standard terms and conditions. In January 2011, the Company’s total purchases of products from Dresser were approximately $155,000, which represented less than .01% of the consolidated gross revenues of Dresser.

Policies and Procedures with Respect to Transactions with Related Persons

We have established policies and procedures with respect to the review, approval and ratification of any transactions with related persons as set forth in the Audit Committee Charter and the Code of Business Conduct.

Under its Charter, the Audit Committee is charged with the review of reports and disclosures of insider and affiliated party transactions. Under the Code of Business Conduct, the following situations must be reviewed if they involve a direct or indirect interest of any director, executive officer or employee (including immediate family members):

•

owning more than a 10% equity interest or a general partner interest in any entity that transacts business with the Company (including lending or leasing transactions, but excluding the receipt of utility service from the Company at tariff rates), if the total amount involved in such transactions may exceed $120,000;

•

selling anything to the Company or buying anything from the Company (including lending or leasing transactions, but excluding the receipt of utility service from the Company at tariff rates), if the total amount involved in such transactions may exceed $120,000;

•	consulting for or being employed by a competitor; and

•	being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member.

Related party transactions requiring review under the Code of Business Conduct are annually reviewed and ratified by the Audit Committee. Directors, individuals subject to Section 16 of the Securities Exchange Act of 1934 (Section 16 Officers) and senior executive officers are expected to raise any potential transactions involving a conflict of interest that relates to them with the Audit Committee so that they may be reviewed in a prompt manner. The related party transaction with Dresser disclosed above under the heading “Certain Relationships and Related Transactions” was reviewed and ratified in accordance with these procedures.

Executive Sessions of Non-Management Directors

To promote open discussion among the non-management directors, the Board schedules regular executive sessions at meetings of the Board and each of its Committees. All non-management directors are also members of the Corporate Governance Committee. The non-management members met separately from management five times in 2011. Mr. Ian M. Rolland, the Chairman of the Board, serves as lead, or presiding, director at the executive sessions of the non-management directors. All of the non-management members are “independent directors.”

Communications with the Board and Non-Management Directors

Stockholders and other interested persons may communicate any concerns they may have regarding the Company as follows:

•

Communications to the Board may be made to the Board generally, any director individually, the non-management directors as a group or the lead director of the non-management group in the event one is chosen, by writing to the following address:

NiSource Inc.

Attention: [Board of Directors]/[Board Member]/[Non-management Directors]/[Lead Director]

c/o Corporate Secretary

801 East 86th Avenue

Merrillville, Indiana 46410

•

The Audit Committee has approved procedures with respect to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or audit matters. Communications regarding such matters may be made by contacting the Company’s Ethics and Compliance Officer at ethics@nisource.com, calling the business ethics hotline at 1-800-457-2814, or writing to:

NiSource Inc.

Vice President, Ethics and Compliance

801 East 86th Avenue

Merrillville, Indiana 46410

Code of Business Conduct

The Company has adopted a Code of Business Conduct (the “Code”) to promote (i) ethical behavior including the ethical handling of conflicts of interest, (ii) full, fair, accurate, timely and understandable financial disclosure, (iii) compliance with applicable laws, rules and regulations, (iv) accountability for adherence to the Code and (v) prompt internal reporting of violations of the Code. The Code satisfies applicable Securities and Exchange Commission (“SEC”) and NYSE requirements and applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer and controller) as well as employees of the Company and its affiliates. A copy of the Code is available on our website at http://ir.nisource.com/governance.cfm and will be provided to any stockholder who requests it in writing from the Company’s Corporate Secretary.

Any waiver of the Code for any director, Section 16 Officer or senior executive may be made only by the Audit Committee of the Board and must be promptly disclosed to the extent and in the manner required by the SEC or the NYSE and posted on the Company’s website. No waivers have been granted under the Code.

Corporate Governance Guidelines

The Corporate Governance Committee is responsible for annually reviewing and reassessing the Corporate Governance Guidelines and will submit any recommended changes to the Board for its approval. A copy of the Corporate Governance Guidelines can be found on our website at http://ir.nisource.com/governance.cfm and will be provided to any stockholder who requests it in writing from the Company’s Corporate Secretary.

Board Leadership Structure and Risk Oversight

The Company’s Corporate Governance Guidelines state that the Company should remain free to configure leadership of the Board in the way that best serves the Company’s interests at the time and, accordingly, the Board has no fixed policy with respect to combining or separating the offices of Chairman and Chief Executive Officer. If the Chairman is not an independent director, the Board will choose a lead director to serve as chair of the Corporate Governance Committee and as the presiding director for purposes of the NYSE rules.

Since late 2006, the offices of Chairman and Chief Executive Officer of the Company have been held by different individuals, with the Chairman being an independent director. In deciding to separate the offices, the Board believed that having a director with a long tenure serve as Chairman would help ensure continuity and stability during a transition period between Chief Executive Officers. The Board believes that the independent Chairman arrangement continues to serve the Company well.

The Board takes an active role in monitoring and assessing the Company’s risks, which include risks associated with operations, credit, energy supply, financing and capital investments. The Board administers its oversight function through utilization of its various committees, as well as through a Risk Management Committee, consisting of members of the Company’s senior management, which is responsible for the risk management process. Senior management provides an annual report on our risks to the Board. The Audit Committee discusses with management and the independent auditor the effect of regulatory and accounting initiatives on the Company’s financial statements and is responsible for overseeing the risk management program generally. In addition, the Finance Committee, Officer Nomination and Compensation (“ONC”) Committee and the Environmental, Safety and Sustainability (“ESS”) Committee are each charged with overseeing the risks associated with their respective areas of responsibility. The Audit Committee receives regular updates on the activities of the Risk Management Committee and any significant policy breach.

Meetings and Committees of the Board

The Board met five times during 2011. Each director attended at least 84% of the total number of the Company’s Board meetings and the meetings of the committees of which he or she was a member. Pursuant to the Company’s Corporate Governance Guidelines, all directors are expected to attend the Annual Meeting. All incumbent directors attended the 2011 Annual Meeting of Stockholders with the exception of Mr. Cornelius who was not appointed to the Board until July 2011.

The Board has established five standing committees to assist the Board in carrying out its duties: the Audit Committee; the Corporate Governance Committee; the ESS Committee; the Finance Committee; and the ONC Committee. The Board also appointed a special committee, the Pricing Committee, in carrying out its duties in 2011. The Board evaluates the structure and membership of its committees on an annual basis and appoints the independent members of the Board to serve on the committees and elects committee chairs following the Annual Meeting of Stockholders. The following tables show the composition of each Board committee before and after the 2011 Annual Meeting. Mr. Skaggs does not serve on any committee but is invited to attend the various committee meetings.

Board Committee Composition — May 11, 2010 through May 10, 2011

Director	Audit		Corporate Governance		ESS		Finance		ONC
Richard A. Abdoo			X		X		X		X
Steven C. Beering	X		X		X				X
Dennis E. Foster(1)	X	*	X				X
Michael E. Jesanis	X		X		X		X
Marty R. Kittrell	X		X				X
W. Lee Nutter			X		X		X		X	*
Deborah S. Parker			X		X		X		X
Ian M. Rolland	X		X	*
Richard L. Thompson	X		X				X	*
Carolyn Y. Woo	X		X		X	*			X

*	Chairperson

(1)	Mr. Foster served on the Board and its committees until he retired on May 11, 2011.

Board Committee Composition — Beginning May 10, 2011

Director	Audit		Corporate Governance		ESS		Finance		ONC
Richard A. Abdoo			X				X		X
Steven C. Beering			X		X				X
Sigmund L. Cornelius(1)	X		X				X
Michael E. Jesanis	X		X		X
Marty R. Kittrell	X	*	X				X
W. Lee Nutter			X				X		X	*
Deborah S. Parker	X		X		X
Ian M. Rolland	X		X	*			X
Richard L. Thompson			X				X	*	X
Carolyn Y. Woo			X		X	*			X

*	Chairperson

(1)	Mr. Cornelius was appointed to the Board on July 24, 2011 to fill the vacancy created by the retirement of Mr. Foster and appointed to serve on committees beginning in August 2011.

Audit Committee

The Audit Committee met ten times in 2011. Among other things, the Audit Committee is responsible for monitoring:

•	integrity of the Company’s financial statements;

•	the independent auditors’ qualifications and independence;

•	performance of the Company’s internal audit function and the independent auditors; and

•	compliance by the Company with legal and regulatory requirements.

The charter for the Audit Committee can be found on our website at http://ir.nisource.com/governance.cfm and will be provided to any stockholder who requests it in writing from the Company’s Corporate Secretary.

The Board has determined that all of the members of the Audit Committee are independent as defined under the applicable NYSE and SEC rules and meet the additional independence standard set forth in the Corporate Governance Guidelines. The Audit Committee has reviewed and approved the independent registered public accountants, both for 2011 and 2012, and the fees relating to audit services and other services performed by them.

For more information regarding the Audit Committee, please see “Audit Committee Report” below.

Corporate Governance Committee

The Corporate Governance Committee met five times in 2011. The Committee is responsible for:

•	recommending to the Board the compensation of directors;

•	identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

•	recommending to the Board director nominees for election at the next Annual Meeting of the stockholders;

•	developing and recommending to the Board a set of corporate governance principles applicable to the Company; and

•	overseeing the evaluation of the performance of the Board, the CEO and the CEO’s executive direct reports.

Pursuant to the Corporate Governance Guidelines, the Committee, with the assistance of the ONC Committee and its independent compensation consultant, reviews the amount and composition of director compensation from time to time and makes recommendations to the Board when it concludes changes are needed. The Committee is also responsible for evaluating the performance of the CEO and his executive direct reports. The Committee reviews and approves the Company’s goals and objectives relevant to the CEO and his executive direct reports and evaluates their performance in light of those goals and objectives and after receiving input from the Board. The Chair of the Committee reports the Committee’s findings to the ONC Committee, which uses these findings to set the compensation of the CEO and his executive direct reports.

The Committee identifies and screens candidates for director and makes its recommendations for director to the Board as a whole. The Committee has the authority to retain a search firm to help it identify each director candidate to the extent it deems necessary or appropriate. Sigmund L. Cornelius was appointed to the Board on July 24, 2011 to fill the vacancy created by the retirement of Mr. Foster, and Aristides S. Candris and Teresa A. Taylor were each nominated as candidates for director for the first time at the 2012 Annual Meeting. Each of these individuals was initially identified by Russell Reynolds Associates, Inc., a third party search firm engaged by the Committee for the specific purpose of identifying highly qualified candidates for potential nomination to the Board. The Committee appointed a sub-committee of directors (the “Search Committee”) to assist with the evaluation of the candidates identified by Russell Reynolds Associates Inc. During 2011, Messrs. Jesanis, Kittrell and Rolland and Ms. Parker served for a portion of the year on the Search Committee which met four times during 2011. Based on the Search Committee’s evaluation, candidates were recommended to the Committee, and ultimately to the Board, for selection as nominees for director.

In considering candidates for director, the Committee considers the nature of the expertise and experience required for the performance of the duties of a director of a company engaged in our businesses, as well as each candidate’s relevant business, academic and industry experience, professional background, age, current employment, community service and other board service. Pursuant to the Corporate Governance Guidelines, the Committee also considers the racial, ethnic and gender diversity of the Board. The Committee seeks to identify and recommend candidates with a reputation for and record of integrity and good business judgment who: have experience in positions with a high degree of responsibility and are leaders in the organizations with which they are affiliated, are effective in working in complex collegial settings, are free from conflicts of interest that could interfere with a director’s duties to the Company and its stockholders and are willing and able to make the necessary commitment of time and attention required for effective service on the Board. The Committee also takes into account the candidate’s level of financial literacy. The Committee monitors the mix of skills and experience of the directors in order to assess whether the Board has the necessary tools to perform its oversight function effectively. The Committee also assesses the diversity of the Board as part of its annual self-assessment process. The Committee will consider nominees for directors recommended by stockholders and will use the same criteria to evaluate candidates proposed by stockholders.

The Board has determined that all of the members of the Committee are independent as defined under the applicable NYSE rules and meet the additional independence standard set forth in the Corporate Governance Guidelines by the Board.

The charter for the Committee can be found on our website at http://ir.nisource.com/governance.cfm and will be provided by the Company to any stockholder who requests it in writing from the Company’s Corporate Secretary.

For information on how to nominate a person for election as a director at the 2013 Annual Meeting, please see the discussion under the heading “Stockholder Proposals and Nominations for 2013 Annual Meeting.”

Environmental, Safety and Sustainability Committee

The ESS Committee met four times during 2011. This Committee reviews the results of environmental compliance of the Company and considers environmental public policy issues as well as health and safety issues affecting the Company. The charter for the Committee can be found on our website at http://ir.nisource.com/governance.cfm and will be provided to any stockholder who requests it in writing from the Company’s Corporate Secretary.

Finance Committee

The Finance Committee met five times during 2011. This Committee is responsible for overseeing and monitoring the financial plans of the Company, capital structure and financial risk. The charter for the Committee can be found on our website at http://ir.nisource.com/governance.cfm and will be provided to any stockholder who requests it in writing from the Company’s Corporate Secretary.

Officer Nomination and Compensation Committee

The ONC Committee met six times in 2011. The charter for the Committee can be found on our website at http://ir.nisource.com/governance.cfm and will be provided to any stockholder who requests it in writing from the Company’s Corporate Secretary. Pursuant to the charter, this Committee advises the Board with respect to nomination, evaluation, compensation and benefits of the Company’s executives. In that regard, the Committee:

•	approves the CEO’s compensation based on the Corporate Governance Committee’s report on its evaluation of the CEO’s performance;

•	approves the compensation of the CEO’s executive direct reports;

•	makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans;

•	reviews and approves periodically a general compensation policy for other officers of the Company and officers of its principal affiliates;

•	recommends Company officer candidates for election by the Board;

•	oversees the evaluation of management; and

•	produces the ONC Committee Report on Executive Compensation included in this proxy statement.

The ONC Committee reviews the compensation of our CEO and his executive direct reports each year. In determining the compensation of the CEO and his executive direct reports, the Committee takes into consideration the Corporate Governance Committee’s evaluation of each of their individual performance. When considering changes in compensation for the Named Executive Officers, the Committee also carefully considers input from the Senior Vice President, Human Resources and Exequity LLP, an executive compensation consulting firm that the Committee engaged, to advise it with respect to executive compensation design, comparative compensation practices and compensation matters relating to the Board. Exequity LLP provides no other services to the Company.

All of the directors serving on the Committee are (i) independent as defined under the applicable NYSE rules and meet the additional independence standard set forth in the Corporate Governance Guidelines, (ii) “non-employee directors” as defined under Rule 16b-3 of the Securities Exchange Act of 1934 (“Exchange Act”), and (iii) “outside directors” as defined by Section 162(m) of the Internal Revenue Code.

Pricing Committee

The Pricing Committee was appointed as a special committee in 2011 to review and approve the issuance of debt in 2011. Messrs. Kittrell, Rolland and Thompson served on this Committee which met two times in 2011.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks.

DIRECTOR COMPENSATION

Director Compensation.    We use a combination of cash and stock-based awards to attract and retain highly qualified candidates to serve on the Board. Only non-employee directors receive director compensation, therefore, since Mr. Skaggs is an employee of the Company, he does not receive compensation for his service as a Board member.

We currently pay each director who is not an employee of the Company an annual retainer of $165,000, consisting of $82,500 in cash and an award of restricted stock units valued at $82,500 at the time of the award. The cash retainer is paid in arrears in four equal installments on the last business day of each calendar quarter.

The restricted stock units were paid in arrears on a quarterly basis until June 1, 2011, when the frequency of the award was changed to an annual award. In 2011, the directors received the annual award of restricted stock units on June 1, 2011. As a result of this change, the value of restricted stock units awarded in 2011 is greater than $82,500 since it includes a portion of the award for the term ended at the 2011 Annual Meeting as well as the full award for the term ending at the 2012 Annual Meeting. The number of restricted stock units is determined by dividing the value of the grant by the closing price of the Company’s common stock on the date of grant. Restricted stock units are granted to directors under the NiSource Inc. 2010 Omnibus Incentive Plan (“Omnibus Plan”) which was approved by the stockholders in May 2010.

The Board also provides additional compensation to those directors who take on additional responsibilities and serve as the chair of a Board committee. The annual committee chair fees are: Audit Committee $20,000; ONC Committee $20,000; Finance Committee $20,000 and ESS Committee $15,000. The Chairman of the Board, who also serves as the chair of the Corporate Governance Committee, receives additional annual compensation of $135,000 per year. Fees paid to the Chairman of the Board and the committee chairs are paid in cash in four equal installments in arrears. Fees are prorated based on when Board and committee service begins or ends.

Omnibus Plan.    The Omnibus Plan permits equity awards to be made to non-employee directors in the form of incentive and non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards. Terms and conditions of awards to non-employee directors are determined by the Board prior to grant. Since May 10, 2010, awards to directors have been made from the Omnibus Plan. Awards of restricted stock units associated with periods prior to June 1, 2011, vested immediately but are not distributed in shares of common stock until after the director terminates or retires from the Board. As of June 1, 2011 the awards of restricted stock units vest and are payable in shares of common stock on the earlier of (a) the last day of the director’s annual term for which the restricted stock units are awarded or (b) the date that the director separates from service due to a “Change in Control” (as defined in the Omnibus Plan); provided, however, that in the event that director separates from service prior to such time as a result of “Retirement” (defined as the cessation of services after providing a minimum of five continuous years of service as a member of the Board), death or “Disability” (as defined in the Omnibus Plan), the director’s awards shall pro-rata vest in an amount of restricted stock units determined by using a fraction, where the numerator shall be the number of full or partial calendar months elapsed between the grant date and the date of the director’s Retirement, death or Disability, and the denominator of which shall be the number of full or partial calendar months elapsed between the grant date and the last day of the director’s annual term for which the director is elected that corresponds to the year in which the restricted stock units are awarded. The vested restricted stock units awarded as of June 1, 2011 are payable as soon as practicable following vesting except as otherwise provided pursuant to the non-employee director’s prior election to defer distribution.

With respect to restricted stock units that have not been distributed, additional restricted stock units are credited to each non-employee director to reflect dividends paid to stockholders on common stock. The restricted stock units have no voting or other stock ownership rights and are payable in shares of the Company’s common stock upon distribution.

Director Stock Ownership.    The Board maintains stock ownership requirements for its directors that are included in the Corporate Governance Guidelines. Within five years of becoming a non-employee director or adoption of these ownership requirements in 2008, whichever is later, each non-employee director is required to hold an amount of Company stock equal to five times the annual cash retainer paid to directors by the Company. Company stock that counts towards satisfaction of this requirement includes shares purchased on the open market, awards of restricted stock or restricted stock units through the prior Non-Employee Director Stock Incentive Plan or Omnibus Plan, and shares beneficially owned in a trust or by a spouse or other immediate family member residing in the same household.

Each director has a significant portion of his or her compensation directly aligned with long-term stockholder value. Fifty percent (50%) of the Board’s annual retainer is awarded in restricted stock units, which are converted into common stock when distributed to the director. The directors are also required to accumulate and hold five times their annual cash retainer in our common stock which is designed to align their compensation with long-term shareholder value.

The table below shows the number of shares of common stock beneficially owned by each non-employee director, the number of non-voting restricted stock units that have been awarded, and the combined total as of March 1, 2012.

Name	Shares of Common Stock(1)	Non-Voting Restricted Stock Units(2)	Total Number of Shares of Common Stock and Non-Voting Restricted Stock Units(1)(2)
Richard A. Abdoo	15,000	23,798	38,798
Steven C. Beering	7,760	62,834	70,594
Aristides S. Candris	2,000	—	2,000
Sigmund L. Cornelius	—	3,205	3,205
Michael E. Jesanis	—	23,798	23,798
Marty R. Kittrell(3)	8,000	29,423	37,423
W. Lee Nutter(4)	110,000	29,423	139,423
Deborah S. Parker	9,637	28,589	38,226
Ian M. Rolland(5)	26,777	60,064	86,841
Teresa A. Taylor	—	—	—
Richard L. Thompson	5,000	42,777	47,777
Carolyn Y. Woo	4,000	54,397	58,397

(1)	The number of shares owned includes shares held in the Company’s Dividend Reinvestment and Stock Purchase Plan.

(2)	The number includes non-voting restricted stock units provided in accordance with the Non-Employee Director Stock Incentive Plan and Omnibus Plan.

(3)	The number of shares owned by Mr. Kittrell includes 2,000 shares that have been pledged as security in a margin account with a broker.

(4)	The number of shares owned by Mr. Nutter includes 2,605 shares owned by the W. Lee Nutter Grantor Retained Annuity Trust VII.

(5)	The number of shares owned by Mr. Rolland includes 9,277 shares owned by the Ian and Miriam Rolland Foundation over which Mr. Rolland maintains investment control, but of which Mr. Rolland disclaims beneficial ownership.

Director Compensation

The table below sets forth all compensation earned by our non-employee directors in 2011. Mr. Skaggs is the Company’s only employee director and does not receive any separate compensation for his service on the Board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Richard A. Abdoo	82,500	112,221	194,721
Steven C. Beering	82,500	112,221	194,721
Sigmund L. Cornelius(3)	35,484	64,756	100,240
Dennis E. Foster(4)	36,922	29,718	66,640
Michael E. Jesanis	82,500	112,221	194,721
Marty R. Kittrell	95,295	112,221	207,516
W. Lee Nutter	102,500	112,221	214,721
Deborah S. Parker	82,500	112,221	194,721
Ian M. Rolland	217,500	112,221	329,721
Richard L. Thompson	102,500	112,221	214,721
Carolyn Y. Woo	97,500	112,221	209,721

(1)	The fees shown include the annual cash retainer fee paid throughout the year to each director and Board and committee chair fees.

(2)	This column shows the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the restricted stock units granted in 2011 based on the closing market price of the Company’s common stock on the NYSE at the date of grant. Each incumbent director, except for Mr. Cornelius, received a grant of restricted stock units on March 31, 2011 valued at $20,625, which was equal to approximately 1,075 stock units valued at $19.18 per share. Each non-employee director who was elected in May 2011 received a grant of restricted stock units valued at $13,750 (of which $9,093 related to the term ended May 10, 2011 and $4,657 related to the term ending at the 2012 Annual Meeting), which was equal to approximately 679 stock units valued at $20.25 per share. Each of these directors, except Mr. Foster, also received their annual retainer award of restricted stock units on June 1, 2011 valued at $77,846, which was equal to approximately 3,900 stock units valued at $19.96 per share.

(3)	Mr. Cornelius was appointed to the Board on July 26, 2011 and received a pro-rata cash and restricted stock unit retainer in 2011. His retainer of restricted stock units was valued at $64,755.63 which was equal to approximately 3,106 shares valued at $20.85 per share based on the closing price of NiSource common stock on the grant date of July 26, 2011.

(4)	Mr. Foster retired from the Board on May 10, 2011. He received restricted stock units for the portion of his service from April 1, 2011 through May 10, 2011. This grant of restricted stock units was valued at $9,092.74, which was equal to approximately 448 stock units valued at $20.31 per share based on the closing price of the Company’s common stock on the NYSE at the date of grant.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about those persons or groups that are known to the Company to be the beneficial owners of more than five percent of the outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding
T. Rowe Price Associates, Inc.(1)	21,662,693	7.7%
100 East Pratt Street Baltimore, MD 21202

BlackRock, Inc.(2)	17,257,687	6.14%
40 East 52nd Street New York, NY 10022

The Vanguard Group, Inc.(3)	16,289,306	5.79%
100 Vanguard Blvd. Malvern, PA 19355

State Street Corporation(4)	15,276,786	5.40%
One Lincoln Street Boston, MA 02111

(1)	As reported on an amendment to statement on Schedule 13G filed with the SEC on behalf of T. Rowe Price Associates, Inc. on February 14, 2012. These securities are owned by various individual investors to which T. Rowe Price Associates, Inc. serves as investment advisor. T. Rowe Price Associates, Inc. has sole voting power with respect to 5,518,957 shares and sole dispositive power with respect to 21,641,993 of the shares reported as beneficially owned. T. Rowe Price Associates, Inc. expressly disclaims that it is the beneficial owner of these securities.

(2)	As reported on an amendment to statement on Schedule 13G filed with the SEC on behalf of BlackRock, Inc. on January 20, 2012. These securities are owned by various individual investors to which BlackRock, Inc. serves as investment advisor. BlackRock has sole voting and sole dispositive power with respect to all the shares reported as beneficially owned.

(3)	As reported on a statement on Schedule 13G filed with the SEC on behalf of The Vanguard Group, Inc., on February 6, 2012. These securities are owned by various individual investors to which The Vanguard Group serves as investment advisor. The Vanguard Group, Inc. has sole voting power with respect to 388,335 shares and sole dispositive power with respect to 15,900,971 shares reported as beneficially owned.

(4)	As reported on a statement on Schedule 13G filed with the SEC on behalf of State Street Corporation on February 9, 2012. State Street Corporation has shared voting power and shared dispositive power with respect to all of the shares reported as beneficially owned.

The following table contains information about the beneficial ownership of the Company’s common stock as of March 1, 2012 for each of the directors, nominees and Named Executive Officers, and for all directors and executive officers as a group. Beneficial ownership reflects sole voting and sole investment power, unless otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
Richard A. Abdoo	15,000
Steven C. Beering	7,760
Aristides S. Candris	2,000
Sigmund L. Cornelius	—
Christopher A. Helms	—
Carrie J. Hightman	74,812
Michael E. Jesanis	—
Glen L. Kettering	74,196
Marty R. Kittrell(2)	8,000
W. Lee Nutter(3)	110,000
Deborah S. Parker	9,637
Ian M. Rolland(4)	26,777
Robert C. Skaggs, Jr.(5)	655,557
Stephen P. Smith	79,935
Jimmy D. Staton	92,696
Teresa A. Taylor	—
Richard L. Thompson	5,000
Carolyn Y. Woo	4,000
All directors and executive officers as a group (20 persons)	1,234,611

(1)	The number of shares owned includes shares held in the Company’s Dividend Reinvestment and Stock Purchase Plan, shares held in the 401(k) Plan, shares held in our Employee Stock Purchase Plan, and restricted shares awarded under the 1994 Long-Term Incentive Plan, Non-Employee Director Stock Incentive Plan and Omnibus Plan. The percentages of common stock owned by any director or Named Executive Officer, or all directors and executive officers as a group, does not exceed one percent of the common stock outstanding as of March 1, 2012.

(2)	The number of shares owned by Mr. Kittrell includes 2,000 shares that have been pledged as security in a margin account with a broker.

(3)	The number of shares owned by Mr. Nutter includes 2,605 shares owned by the W. Lee Nutter Grantor Retained Annuity Trust VII.

(4)	The number of shares owned by Mr. Rolland includes 9,277 shares owned by the Ian and Miriam Rolland Foundation over which Mr. Rolland maintains investment control, but for which Mr. Rolland disclaims beneficial ownership.

(5)	The totals include 247,599 shares for which Mr. Skaggs has a right to acquire beneficial ownership within 60 days after March 1, 2012.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Highlights of our 2011 Executive Compensation Program

Compensation Practices

The primary objectives of our compensation program are to attract, retain and motivate highly qualified executives.

The principal elements of compensation we provide to our executives are: base salary, annual short-term performance-based cash incentives and long-term performance-based equity incentive awards (taken together these three elements are referred to as total compensation).

We generally target total compensation to be competitive with the compensation of executives at companies within our peer group of companies (the “Comparative Group”) having similar roles and responsibilities.

We use short and long-term performance-based compensation to incent our executives to meet and exceed the short and long-term business objectives of the Company.

We use 100% performance-based equity compensation as a means to align the interests of our executives with those of our stockholders.

We employ leading governance practices, such as clawback policies and mandated stock ownership expectations, and we conduct an annual risk assessment of the Company’s compensation practices.

In addition, our executive officers are permitted to trade shares only within limited quarterly trading windows and they are prohibited from engaging in hedging or short sales of the Company’s equity securities.

Finally, when making decisions about our executive compensation program, we take into account the stockholders’ view of such matters. 96% of our investors voted in favor of our Say on Pay Proposal at our 2011 Annual Meeting.

Company Performance

2011 was another year of significant achievement for the Company. We experienced groundbreaking performance and industry leading growth in stockholder value. We delivered total shareholder return of approximately 40% in 2011, significantly outperforming the major utility indices for the third consecutive year.

Our net operating earnings (non-GAAP) increased for 2011 to $377.8 million, or $1.35 per share, from $338.2 million, or $1.22 per share, in 2010. Additionally, we generated earnings growth in line with our guidance range for the fifth consecutive year.

Our solid financial profile was further strengthened as a result of key initiatives taken to reduce financing costs, extend the Company’s debt maturities and manage liabilities, including a $250 million accelerated contribution to our pension plans, completion of a $250 million tender offer to repurchase high-interest long-term debt, launch of a $500 million commercial paper program and renewal of the Company’s $1.5 billion revolving credit facility.

2011 Compensation Actions

The Company’s Named Executive Officers in 2011 were: Robert C. Skaggs, Jr., President and Chief Executive Officer (“CEO”); Stephen P. Smith, Executive Vice President and Chief Financial Officer; Jimmy D. Staton, Executive Vice President and Group Chief Executive Officer, Gas Transmission and Storage and Northern Indiana Public Service Company; Carrie J. Hightman, Executive Vice President and Chief Legal Officer; Glen L. Kettering, Senior Vice President, Corporate Affairs; and Christopher A. Helms, former Executive Vice President and Group Chief Executive Officer, Gas Transmission and Storage. Mr. Helms left the Company on October 31, 2011 and received a lump sum payment in exchange for a general release and non-competition agreement.

The ONC Committee made several decisions that affected compensation practices in 2011, including the following:

•

The 2011 annual equity awards to our Named Executive Officers were delivered solely in the form of performance shares that vest only upon the achievement of performance goals and continuous employment over the course of the multi-year performance period;

•

Named Executive Officer base salaries in 2011 remained unchanged from the previous year, except in the instance of Ms. Hightman who was awarded a salary increase of approximately 5.6% for reasons explained in the section entitled “2011 Base Salaries;”

•	The ONC Committee increased Mr. Skaggs’ incentive opportunities after determining they were below market norms;

•	Beginning in 2011, we added safety as an additional performance measure for purposes of establishing annual short-term performance-based cash incentive payouts for our Named Executive Officers;

•

Annual performance-based cash incentive payouts were paid to each of the Named Executive Officers employed at year-end based on actual performance compared to pre-determined performance goals and individual contributions. Mr. Helms did not receive an annual cash incentive as a result of his separation from the Company in October 2011;

•

In addition to the annual performance-based cash incentive payouts, the ONC Committee determined to award a discretionary cash bonus to the CEO based on the Company’s performance over the last three years with particular consideration given to the three-year performance of the Company’s share price growth and total shareholder return, each of which was at least double that of the averages of companies in both the S&P Utilities Index and the Dow Jones Utility Average for each of the last three years; and

•

The ONC Committee also approved discretionary cash bonuses for Mr. Staton and Mr. Smith in recognition of their strong leadership, individual performance and significant contributions to the Company’s success.

Our Executive Compensation Philosophy

The ONC Committee oversees the design, implementation and operation of the Company’s executive compensation programs. It is composed entirely of independent directors to ensure that it can perform its oversight activities effectively and in compliance with prevailing governance standards. For a description of the ONC Committee’s composition and responsibilities, see the section entitled “Corporate Governance-Meetings and Committees of the Board and for a description of the role of its independent consultant, see the section entitled “Corporate Governance - Officer Nomination and Compensation Committee.”

The ONC Committee and management believe that compensation is an important tool to recruit, retain and motivate employees. The key design priorities of the Company’s executive compensation program are to:

(1) Provide a total compensation package that is appropriately competitive within our industry and supports our short-term and long-term business objectives to build stockholder value and sustainable earnings growth by:

•	attracting and retaining executives through meaningful compensation opportunities;

•	motivating and rewarding key executives for achieving and exceeding our business objectives;

•	providing substantial portions of pay at risk for failure to achieve our business objectives;

(2) Maintain a financially responsible program aligned with the Company’s strategic plan to build stockholder value and long-term, sustainable earnings growth;

(3) Align the interests of stockholders, the Company and executives by placing particular emphasis on performance-based equity compensation. We believe that the total target compensation of the Named Executive Officers should be largely performance-based and the proportion of at-risk, performance-based compensation should increase as the executive’s level of responsibility within the Company increases; and

(4) Establish and maintain our program in accordance with all applicable laws and regulations.

The ONC Committee believes that our executive compensation program has been, and will continue to be, successful in providing competitive compensation opportunities appropriate to attract and retain highly qualified executives, while at the same time encouraging our senior executives to strive toward the creation of additional stockholder value.

Principal Elements of Our Compensation Program

We have designed our program to meet our objectives using various executive compensation elements that drive both short-term and long-term performance. The principal elements of our executive compensation program are: base salary, an annual performance-based cash incentive, and long-term performance-based equity incentive opportunities (taken together these are referred to as “total compensation”).

We believe that total compensation for our Named Executive Officers should be largely performance-based and the proportion of at-risk, performance-based compensation should increase as the executive’s level of responsibility within the Company increases. The ONC Committee ensures the mix of the elements of compensation is appropriate by taking into account the Company’s business objectives, the competitive environment, Company performance, individual performance and responsibilities, and evolving governance practices.

For 2011, the approximate percentage of our Named Executive Officers’ 2011 total compensation (including base salary, the annual performance-based incentive payable at the target level and the grant date face value of the long-term equity incentive award payable at the target level) that was fixed (base salary) was as follows:

*	This average does not include Mr. Helms’ 2011 compensation since he separated from the Company in October 2011.

The principal elements of total compensation, as more fully described below, help us achieve the objectives of our compensation program as follows:

Time Horizon
Element of Total Compensation	Form of Compensation	Attraction	Short- Term	Long- Term	Alignment with Stockholder Interest	Retention
Base Salary	Cash	✓				✓
Annual Performance-Based Cash Incentive	Cash	✓	✓		✓	✓
Long-Term Performance-Based Equity Incentive	Performance Shares	✓		✓	✓	✓

Base Salary.    Base salary provides our employees with a competitive, fixed pay component. We believe that competitive base salaries allow us to attract, retain and motivate our executives. The ONC Committee annually reviews the base salaries of the Company’s senior executives, including the Named Executive Officers, to ensure they are competitive within our industry. In so doing, the ONC Committee considers the base salaries paid to similarly situated executives by the companies in the Comparative Group. See the section entitled “Our Executive Compensation Process” listing the companies in our Comparative Group. The ONC Committee determines any base salary changes for the Company’s senior executives based on a combination of factors that includes competitive pay standards, level of responsibility, experience, internal equity considerations, historical compensation, and individual performance and contribution to business objectives, as well as recommendations from the CEO. The CEO is evaluated separately, taking into account those factors reviewed for all other senior executives, as well as the Corporate Governance Committee’s evaluation of the CEO’s performance. See the section below entitled “2011 ONC Committee Compensation Actions” for more information regarding a 2011 base salary change for one of the Named Executive Officers.

Annual Performance-Based Cash Incentive Plan.    This component of total compensation provides employees with the opportunity to earn a cash award tied to the annual performance of the Company and individual contribution to the organization’s success. Annual cash incentives are authorized by the Omnibus Plan which was approved by stockholders in May 2010. The target financial goals for the annual performance-based cash incentive plan (the “Incentive Plan”) are based on the financial plan approved by the Board. The financial plan is designed to achieve the Company’s goal of creating sustainable stockholder value by growing earnings, effectively managing the Company’s cash and providing a strong dividend.

We believe that annual performance-based cash incentives align our employees, including the Named Executive Officers, with our short-term business objectives and reward them based upon achievement of those objectives. Eligibility for participation in the Incentive Plan extends to nearly all Company employees. Every eligible employee has an incentive opportunity at trigger, target and stretch levels of performance and the ONC Committee identifies expectations for all senior executives, including the Named Executive Officers. See the section below entitled “2011 ONC Committee Compensation Actions” for more information regarding the 2011 Incentive Plan, including incentive opportunities, performance measures, goals and payouts for each of the Named Executive Officers, with the exception of Mr. Helms, who separated from the Company in October 2011.

Long-Term Equity Incentive Plan (LTIP).    The Company’s compensation program also includes a long-term equity incentive component. The ONC Committee believes it important that each executive, in particular our senior executives, has personal financial exposure to the performance of the Company’s stock and, therefore, is aligned with the financial interests of stockholders. The ONC Committee also believes that long-term equity incentives promote decision making that is consistent with the Company’s long-range operating goals.

To ensure that our executives’ interests are aligned with those of our stockholders and the Company’s long-term business objectives, the ONC Committee determined that, beginning in 2011, the annual long-term equity incentive awards should be delivered solely in the form of performance shares. Performance shares provide the opportunity to earn shares of the Company’s common stock contingent on the achievement of multi-year performance goals that we believe drive stockholder value. The number of performance shares that can be earned ranges from 50% of target when performance reaches the trigger level to 150% of target when performance reaches the maximum creditable level of results.

To promote management continuity and encourage executive retention, the ONC Committee typically provides for a three-year vesting period for equity-based awards subject to special vesting rules that apply in the event of Retirement, Disability, Change-in-Control (each as defined in the Omnibus Plan) or death.

When establishing award levels for each Named Executive Officer, the ONC Committee considers, among other things, the incumbent base salaries, the appropriate mix of cash and equity, prior awards under the LTIP and the compensation practices for similarly situated executives at other companies in our Comparative Group. However, the actual value of each award, if any, depends on Company performance against pre-established performance measures as well as stock price at the time the award is earned.

See the section below entitled “2011 ONC Committee Compensation Actions” for more information regarding the 2011 LTIP awards for each of the Named Executive Officers, including performance measures and goals and vesting requirements.

Other Compensation and Benefits

We also provide other forms of compensation to our executives, including the Named Executive Officers, consisting of a limited number of perquisites, severance and change-in-control arrangements and a number of other employee benefits that commonly are extended to our entire employee population. These other forms of compensation are generally comparable to those that are provided to similarly situated executives at other companies of our size.

Perquisites.    Perquisites are not a principal element of the Company’s executive compensation program. The perquisites available to our executives, including our Named Executive Officers, are limited in number and modest in value when compared to the principal elements of compensation. They are intended to assist executive officers in the performance of their duties on behalf of the Company or otherwise to provide benefits that have a combined personal and business purpose.

The ONC Committee regularly reviews the types and costs of perquisites provided to its Named Executive Officers to be sure that they are in line with the Company’s compensation philosophy. The Company does not reimburse the Named Executive Officers for the payment of personal income taxes incurred by the executives in connection with their receipt of these benefits. For more information on these perquisites, see the Summary Compensation Table and footnote 6.

Severance and Change-In-Control Benefits.    The Company maintains an executive severance policy, Change-in-Control Agreements with the Named Executive Officers and a letter agreement with Mr. Smith regarding payments to be made in the event of termination of his employment.

The Company entered into the Change-in-Control Agreements in the belief that these agreements are in the best interests of the stockholders. Change-in-Control Agreements ensure that thoroughly objective judgments are made in relation to any potential change in corporate ownership so that stockholder value is appropriately safeguarded and returns to investors are maximized.

Since January 2010, no new Change-in-Control Agreements entered into between the Company and employees include “gross-up” payments that otherwise would reimburse such employees for individual excise or income taxes incurred with respect to benefits received on a Change-in-Control of the Company.

For further discussion of these agreements see the “Potential Payments upon Termination of Employment or a Change-in-Control of the Company” table.

Pension Programs.    During 2011, the Company maintained a tax-qualified defined benefit pension plan for essentially all salaried exempt employees hired before January 1, 2010 and all union non-exempt employees and a non-qualified defined benefit pension plan (the “Pension Restoration Plan”) for all eligible employees with annual compensation or pension benefits in excess of the limits imposed by the IRS, including the Named Executive Officers. The Pension Restoration Plan provides for a pension benefit under the same formula provided under the tax-qualified plan but without regard to the IRS limits reduced by amounts paid under the tax-qualified plan. The material terms of the pension programs are described in the narrative to the Pension Benefits table.

Savings Programs.    Our Named Executive Officers are eligible to participate in the same tax-qualified 401(k) savings plan as most employees and in a non-qualified defined contribution plan (the “Savings

Restoration Plan”) maintained for eligible employees with annual compensation in excess of the limits imposed by the IRS. The savings programs include a Company match that varies depending on the pension plan in which the employee participates and a profit sharing contribution for most employees of between 0.5% and 1.5% of the employee’s eligible earnings based on the overall corporate net operating earnings per share measure. In addition, for salaried employees hired after January 1, 2010, the savings programs include a 3% Company contribution to the employee accounts in lieu of pension benefits. The material terms of the Savings Restoration Plan are described in the narrative to the Non-qualified Deferred Compensation table.

Deferred Compensation Plan.    The Company also maintains the Deferred Compensation Plan (the “Deferred Compensation Plan”) through which Company executives, including the Named Executive Officers, may elect to defer a portion of their base salary and annual cash bonus. The Company makes the Deferred Compensation Plan available to eligible executives so they have the opportunity to defer their cash compensation without regard to the limits imposed by the IRS for amounts that may be deferred under the 401(k) plan. The material terms of the Deferred Compensation Plan are described in the narrative to the Non-qualified Deferred Compensation table.

Health and Welfare Benefits.    The Company also provides other broad-based benefits such as medical, dental, life insurance, and long-term disability coverage, on the same terms and conditions, to all employees including the Named Executive Officers. We believe that these broad-based benefits enhance the Company’s reputation as an employer of choice and thereby serve the objectives of our compensation program to attract, retain and motivate our employees.

Our Executive Compensation Process

The ONC Committee has the responsibility for determining salaries, performance-based incentives and other matters related to the compensation of our executives and for overseeing the administration of our equity plans, including equity award grants to our executive officers. The ONC Committee takes into account various factors when making compensation decisions, including:

•	the attainment of established business and financial goals for the Company;

•	the competitiveness of the Company’s compensation program based upon competitive market data; and

•	an executive’s position, level of responsibility and performance, as measured by the individual’s contribution to the Company’s achievement of its business objectives.

The ONC Committee reviews the compensation of our CEO and his executive direct reports each year. In determining the compensation of the CEO and his executive direct reports, the Committee takes into consideration the Corporate Governance Committee’s evaluation of each of their individual performance. When considering changes in compensation for the Named Executive Officers, the ONC Committee also carefully considers input from the Senior Vice President, Human Resources and the ONC Committee’s independent executive compensation consultant, Exequity LLP.

Benchmarking.    In connection with its compensation decision-making, the ONC Committee reviews the executive compensation practices in effect at other companies in the Comparative Group. These companies comprise leading gas, electric, combination utility and natural gas transmission companies that have been selected by the ONC Committee for their operational comparability to the Company and because we generally compete with these companies for the same executive talent. During 2011, the ONC Committee removed Duke Energy Corporation from the Comparative Group because Duke’s unique compensation structure was determined not to be representative of those ordinarily at Comparative Group companies. For purposes of supporting 2011 compensation decisions, the Comparative Group included the following companies:

AGL Resources Inc.	Pepco Holdings, Inc.
Ameren Corporation	PG&E Corporation
American Electric Power Company, Inc.	PNM Resources, Inc.
CenterPoint Energy, Inc.	PPL Corporation
CMS Energy Corporation	Public Service Enterprise Group Incorporated
Dominion Resources, Inc.	Questar Corporation
DTE Energy Company	SCANA Corporation
El Paso Corporation	Sempra Energy
EQT Corporation	Southern Company
FirstEnergy Corp.	WGL Holdings, Inc.
Williams Companies Inc.

Policies and Guidelines.    We have implemented various guidelines and policies to help us meet our compensation objectives, including stock ownership guidelines, recoupment policies for acts of misconduct and consideration of favorable tax treatment, each as more fully described below.

Executive Stock Ownership and Retention Guidelines.    We established stock ownership guidelines for our senior executives in 2007 and revised the guidelines in January 2009. Senior executives, including the Named Executive Officers, are generally expected to satisfy their applicable ownership guidelines within five years of becoming subject to the guidelines. The stock ownership requirement for the CEO is shares of the Company’s common stock having a value equal to five times his annual base salary. The other senior executives have a stock ownership guideline of three times their respective annual base salaries. At the end of 2011, the Named Executive Officers (other than Messrs. Skaggs and Kettering, who have exceeded the guidelines) were determined to be progressing toward their ownership guidelines. Since the revised ownership guidelines have been in effect for less than five years, executives have additional time to comply. Once the senior executive satisfies the guidelines, he/she must continue to own a sufficient number of shares to remain in compliance with the guidelines. Until such time as the senior executives satisfy the stock ownership guidelines, they are required to hold at least 50% of the shares of common stock received upon the lapse of the restrictions on restricted stock units and the vesting of performance shares.

Trading Windows/Trading Plans/Hedging.    We restrict the ability of certain employees to freely trade in the Company’s common stock because of their periodic access to material non-public information regarding the Company. Under our Insider Trading Policy, our key executives are permitted to purchase and sell Company common stock and exercise Company stock options only during limited quarterly trading windows. In addition, under our Securities Transaction Compliance Policy for Certain Employees and our Securities Transaction Compliance Policy for Directors and Executive Officers, all directors and all senior executives, including our Named Executive Officers, are prohibited from engaging in short sales of the Company’s equity securities or in buying or selling puts, calls or other options on the Company’s securities or otherwise hedging against or speculating in the potential changes in the value of the Company’s common stock.

Compensation Recovery for Misconduct.    While we believe our executives conduct business with the highest integrity and in full compliance with the Company’s Code of Business Conduct, the Committee believes it is appropriate to ensure that the Company’s compensation plans and agreements provide for financial penalties to an executive who engages in certain fraudulent or other inappropriate conduct. Consequently, our Incentive Plan, the Omnibus Plan and its predecessor, the 1994 Long-Term Incentive Plan, contain provisions that require reimbursement of amounts received under the plans in the event of certain acts of misconduct with respect to both the annual short-term cash incentive and long-term equity awards.

Tax Treatment of Executive Compensation.    Section 162(m) of the Internal Revenue Code provides that annual compensation in excess of $1,000,000 paid to the CEO or certain of the other Named Executive Officers, other than compensation meeting the definition of “performance-based compensation,” will not be deductible by a corporation for federal income tax purposes. In January 2011, the ONC Committee established a threshold performance target based on the Company’s operating income for purposes of compliance with Section 162(m). The ONC Committee does not anticipate that the limits of Section 162(m) will materially affect the deductibility of compensation paid by the Company in 2011. However, the ONC Committee will continue to review the deductibility of compensation under Section 162(m) and related regulations published by the IRS. The ONC Committee retains the discretion to amend any compensation arrangement to comply with Section 162(m)’s requirements for deductibility in accordance with the terms of such arrangements and what it believes is in the best interest of the Company.

The ONC Committee considers the anticipated tax treatment to the Company when determining executive compensation and routinely seeks to structure its executive compensation program in a way which preserves the deductibility of compensation payments and benefits. It should be noted, however, that there are many factors which are considered by the ONC Committee in determining executive compensation and, similarly, there are many factors which may affect the deductibility of executive compensation. To maintain the flexibility to compensate the Named Executive Officers in a manner designed to promote varying corporate goals, the ONC Committee has not adopted a strict policy that all executive compensation must be deductible under Section 162(m).

In addition, Sections 280G and 4999 of the Internal Revenue Code impose excise taxes on Named Executive Officers, directors who own significant stockholder interests in the Company, and other service providers who receive payments in excess of a threshold level upon a Change-in-Control. Additionally, the Company or its successor could lose a deduction for amounts subject to the additional tax. As discussed under “Potential Payments upon Termination of Employment or a Change-in-Control of the Company” below, it is possible that payments to the Named Executive Officers could be subject to these taxes.

Finally, Section 409A of the Internal Revenue Code imposes additional taxes on Named Executive Officers, directors and other service providers who defer compensation in a manner that does not comply with Section 409A. The Company has reviewed its compensation arrangements to ensure they comply with applicable Section 409A requirements.

2011 ONC Committee Compensation Actions

During 2011, the ONC Committee reviewed and, as appropriate, took action with respect to each element of total compensation (annual base salary, annual performance-based cash incentive and long-term performance-based equity incentive) for each Named Executive Officer following the principles, practices, and processes described above. In doing so, the ONC Committee concluded that the total compensation provided for each of the Company’s senior executives in 2011, including the Named Executive Officers, was consistent with the Company’s compensation philosophy and was reasonable, competitive and appropriate.

The ONC Committee’s determinations, though based in part on subjective factors, were based primarily upon the ONC Committee’s recognition of the performance of each senior executive, including each Named Executive Officer, and the ONC Committee’s determination that the total compensation awarded to each senior executive, including each Named Executive Officer, provided well-balanced incentives to each person to continue their employment and to focus on serving the best interests of the Company and its stockholders.

In addition, the ONC Committee considered the stockholders’ approval of the 2010 compensation of our Named Executive Officers at the 2011Annual Meeting and determined that no changes were necessary or advisable in connection with our senior executive compensation program as a result of the stockholders’ vote.

2011 Base Salaries.    In 2011, the ONC Committee reviewed the base salaries of the Company’s senior executives, including the Named Executive Officers. Historically, the ONC Committee has not adjusted base salaries of the Named Executive Officers on an annual basis. For 2011, the ONC Committee determined that a base salary increase for Ms. Hightman was appropriate based on a combination of factors that included the recommendation by the CEO, competitive pay standards, level of responsibility, experience, internal equity considerations, historical compensation, and her contribution to business objectives that included her strong support of the Board’s ESS Committee and Corporate Governance Committee, the resolution of legacy litigation and the strengthening of the Company’s sustainability efforts as well as her leadership team. Other than the adjustment for Ms. Hightman, the ONC Committee made no other base salary adjustments for the Named Executive Officers in 2011.

Annual Performance-Based Cash Incentives.    In January 2011, the ONC Committee established performance measures to be used by the ONC Committee to determine the 2011 incentive payouts to the Named Executive Officers. In determining incentive compensation ranges for the Named Executive Officers, the ONC Committee considered benchmark information, input from the independent compensation consultant, historical payouts and individual performance. The ONC Committee determined that some of the existing incentive opportunities were below market norms for the Chief Executive Officer and, accordingly, the ONC Committee increased the target incentive opportunity for Mr. Skaggs. Consistent with the ONC Committee’s pay-for-performance philosophy, the ONC Committee further determined to reduce the incentive opportunities at the trigger level for each of the Named Executive Officers, with the exception of Mr. Skaggs, and increase the stretch level incentive opportunities for each of the Named Executive Officers. For more information on the 2011 trigger, target and stretch incentive opportunities, see below under the section entitled “2011 Incentive Plan Payouts to the Named Executive Officers.”

For senior executives, including all of the Named Executive Officers, Incentive Plan awards were based upon achievement with respect to three corporate financial goals: net operating earnings per share, corporate funds from operations and total debt as of December 31, 2011; as well as an additional operational measure relating to safety. The ONC Committee approved these measures because they were deemed to be important to the Company’s success in increasing stockholder value.

Earnings, cash flow and safety were measured as follows:

•

The measure of earnings was net operating earnings per share (after accounting for the cost of any incentive payout). Net operating earnings was defined as income from continuing operations determined in accordance with Generally Accepted Accounting Principles (“GAAP”) adjusted for certain items, such as weather, gains and losses on the sale of assets, certain out-of-period items and reserve adjustments. The ONC Committee uses net operating earnings, a non-GAAP financial measure, for determining financial performance for incentive compensation plans because the Board and management believe this measure better represents the fundamental earnings strength and performance of the Company. The Company uses net operating earnings internally for budgeting and for reporting to the Board.

•

The cash flow measure, corporate funds from operations, was calculated by taking net income from operations and adding back non-cash items such as depreciation. The ONC Committee uses corporate funds from operations as an Incentive Plan measure because the ONC Committee and management believe this measure fairly represents the amount of cash produced by the Company’s operations.

•

Safety was measured by the number of employee work days missed or restricted or the number of days an employee was transferred, known as the DART metric, which was developed by the Occupational Health and Safety Administration (“OSHA”). Each business unit of the Company had its own safety goal. The safety goal for Corporate staff was based upon the respective business unit goals, weighted by employee hours for each business unit.

These performance measures, together with total debt, and their weighting are set forth in the tables below. The incentive opportunities for the senior executives, including the Named Executive Officers, were contingent on achievement of these four measures as applicable, subject to the ONC Committee’s final discretion.

The 2011 Incentive Plan awards for the leaders of our business units also reflected achievement with respect to business unit earnings and cash flow goals for each of the business units. The ONC Committee believes the inclusion of business unit goals in the annual Incentive Plan improves the line of sight between employees and the incentive measures, thereby enhancing Company performance. The ONC Committee extended to Mr. Skaggs the authority to establish the annual business unit targets for the year. He assigned goals that, if accomplished, were expected to ensure the Company’s attainment of its overall corporate objectives.

Consequently, Mr. Staton’s incentive opportunity was based upon achievement with respect to the three corporate financial measures (net operating earnings per share, corporate funds from operations and total debt), and upon achievement with respect to performance measures tied to the business unit earnings, cash flow, and business unit safety measures. As such, each of Mr. Staton’s measures is weighted differently than the other Named Executive Officers, as shown in the tables below.

The applicable performance measures, their associated weightings and results, as approved by the ONC Committee for Messrs. Skaggs, Smith, and Kettering and Ms. Hightman, are:

Corporate Measures(1)	Weight	Trigger	Target	Stretch	Result	Robert C. Skaggs, Jr.		Stephen P. Smith		Carrie J. Hightman		Glen L. Kettering
						Payout as a % of Target	Weighted Adjusted Payout as a % of Target	Payout as a % of Target	Weighted Adjusted Payout as a % of Target	Payout as a % of Target	Weighted Adjusted Payout as a % of Target	Payout as a % of Target	Weighted Adjusted Payout as a % of Target
NiSource Net Operating Earnings Per Share	50%	$1.25	$1.30	$1.35	$1.35	160%	80%	162%	80.75%	158%	79.17%	158%	79.17%
NiSource Funds from Operations	20%	$880M	$980M	$1,080M	$1,074M	156.40%	31.28%	158.28%	31.56%	154.52%	30.96%	154.52%	30.96%
NiSource Debt as of December 31, 2011	20%	$7,428M	$7,178M	$6,928M	$7,721M	0%	0%	0%	0%	0%	0%	0%	0%
Safety	10%	—	1.21 days	—	1.32 days	0%	0%	0%	0%	0%	0%	0%	0%

(1)	When the result for a particular measure lands between two goals (for example, between the target and stretch goal), the incentive opportunity is determined by interpolation and is expressed as a percentage of the target opportunity. Interpolation does not apply to safety goals.

The applicable performance measures, their associated weightings and results, as approved by the ONC Committee for Mr. Staton are:

Corporate Measures(1)	Weight	Trigger	Target	Stretch	Result	Payout as a % of Target	Weighted Adjusted Payout as a % of Target
NiSource Net Operating Earnings Per Share	25%	$1.25	$1.30	$1.35	$1.35	162%	40.38%
NiSource Funds from Operations	10%	$880M	$980M	$1,080M	$1,074M	158.28%	15.78%
NiSource Debt as of December 31, 2011	10%	$7,428M	$7,178M	$6,928M	$7,721M	0%	0%
Northern Indiana Energy Safety	5%	—	1.60 days	—	1.10 days	100%	5%
Gas Transmission and Storage Safety	5%	—	.52 days	—	.65 days	0%	0%
Gas Transmission and Storage Operating Earnings	11.25%	$406M	$415M	$432M	$426M	139.02%	15.60%
Gas Transmission and Storage Cash from Operations	11.25%	$465M	$520M	$614M	$521M	100.66%	11.32%
Northern Indiana Energy Operating Earnings	11.25%	$256M	$261M	$274M	$275M	162%	18.17%
Northern Indiana Energy Cash from Operations	11.25%	$335M	$474M	$580M	$446M	87.84%	9.87%

(1)	When the result for a particular measure lands between two goals (for example, between the target and stretch goal), the incentive opportunity is determined by interpolation and is expressed as a percentage of the target opportunity. Interpolation does not apply to safety goals.

Mr. Helms did not receive a payout under the Incentive Plan as a result of his separation from the Company in October 2011.

2011 Incentive Plan Payouts to the Named Executive Officers.    For 2011, the annual incentive opportunities and actual payout amounts for each of the Named Executive Officers, other than Mr. Helms who did not receive a payout, were:

Named Executive Officer	Threshold (% of Salary)	Target (% of Salary)	Stretch (% of Salary)	2011 Award (% of Target)	2011 Award(1)
Robert C. Skaggs	40%	100%	160%	111%	$999,000
Stephen P. Smith	25%	65%	105%	112%	$400,400
Jimmy D. Staton	25%	65%	105%	116%	$414,700
Carrie J. Hightman	25%	60%	95%	110%	$313,500
Glen Kettering	25%	60%	95%	110%	$224,400

(1)	The 2011 Awards for each of the Named Executive Officers were calculated as follows: annual base salary multiplied by his/her Target (% of Salary) multiplied by the applicable 2011 Award (% of Target).

The ONC Committee determined it was appropriate to approve an Incentive Plan formula payout of $999,000 to Mr. Skaggs based on the Company’s stretch performance relative to the net operating earnings per share financial metric and above target performance relative to the funds from operations financial metric as well as his continued strong leadership in 2011.

Mr. Skaggs made recommendations to the ONC Committee with respect to the award of Incentive Plan formula payouts to the other senior executives, including all of the other Named Executive Officers, with the exception of Mr. Helms who separated from the Company prior to year-end. As noted above, the Company exceeded the stretch goal for net operating earnings per share and the target goal for funds from operations. In making his recommendations, Mr. Skaggs considered the performance of the senior executives in delivering strong stockholder returns in 2011, as well as the performances of the business units and corporate functions the executives led. The ONC Committee considered and accepted Mr. Skaggs’ recommendations and approved incentive payouts to the Named Executive Officers in accordance with the Incentive Plan formula, as set forth above.

2011 Discretionary Payouts to Certain Named Executive Officers.    The ONC Committee exercised its discretion to award bonuses to certain of the Named Executive Officers in addition to the amounts based on performance relative to the pre-established performance criteria described above under the Incentive Plan. At its meeting in January 2012, the ONC Committee determined to award a discretionary bonus of $501,000 to the CEO based on the Company’s superior performance over the last three years with particular consideration given to the three-year performance of the Company’s share price and Total Shareholder Return, each of which are at least double that of the major utility indices for each of the last three years as reflected in the “Company Performance” section above.

The ONC Committee also approved a discretionary bonus of $150,000 to Mr. Staton and $100,000 to Mr. Smith based on their individual performance and contributions to the Company’s success. Specifically, the ONC Committee considered Mr. Staton’s success at NIPSCO, including settlement of a landmark electric rate case and his new role and increased responsibilities as business unit leader for NiSource Gas Transmission & Storage, and Mr. Smith’s leadership in strengthening the Company’s solid financial profile as well as his increased responsibilities within the Company.

The amounts of these discretionary bonuses are set forth in the Bonus column of the Summary Compensation Table because they are in addition to the amounts based on performance relative solely to the pre-established performance criteria, described above, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

LTIP Awards.    In 2011, the ONC Committee approved a grant of performance shares to executives of the Company, including the Named Executive Officers. Vesting of the 2011 grant of performance shares is dependent upon the Company meeting certain performance measures over the three-year period from 2011 through 2013 and the executive’s continued employment through January 28, 2014. Special vesting rules apply in the event of death, “Retirement,” “Disability” or a “Change-in-Control” (each as defined in the Omnibus Plan). Generally, in the event of Retirement, Disability or death within twelve months or less remaining in the performance period, the performance shares pro-rata vest (based on number of months of active employment during the vesting period over the total number of months in such period), provided that the ONC Committee has certified the satisfaction of the performance goals. In the event of death with more than twelve months remaining in the performance period, the performance shares payable at the target level immediately pro-rata vest and, in the event of a Change-in-Control, the performance shares 100% vest immediately. Termination for any other reason will result in forfeiture of all performance shares.

The performance measures on which 2011 performance shares are based relate to cumulative net operating earnings per share over the three-year period from January 1, 2011 through December 31, 2013, cumulative funds from operations over the same three-year period and total debt as of December 31, 2013. The goals relating to these measures are based upon the Company’s financial plan. If the goals are met, award recipients will earn 100% of the target number of performance shares awarded. The ONC Committee also approved trigger and stretch goals for each measure. If the trigger level is not met, then the executive will not receive any value of that portion of the grant. If the target level is exceeded, the executive could receive up to a maximum of 150% of the value of that portion of the grant. When the result for a particular measure lands between two goals (for example, between the target and stretch goal), then the long-term incentive award opportunity is determined by interpolation and is expressed as a percentage of the target opportunity.

The measures and goals pertaining to the 2011 performance share awards are:

Performance Measure	Weight	Trigger (50% Award)	Target (100% Award)	Stretch (150% Award)
Cumulative Net Operating Earnings Per Share for 2011-2013	50%	$3.99	$4.14	≥$4.29
Cumulative Funds from Operations for 2011-2013	25%	$2,922M	$3,222M	≥$3,522M
Total Debt as of December 31, 2013	25%	$7,936M	$7,436M	≤$6,936M

The ONC Committee approved the application of these measures for the 2011-2013 performance cycle because they were deemed to be important to the Company’s success in increasing stockholder value. In determining the 2011 long-term incentive grants to be awarded to the Named Executive Officers, the ONC Committee considered the Comparative Group information, the appropriate mix of fixed and variable pay and the performance of the individuals. With respect to Mr. Skaggs, the ONC Committee also considered that Mr. Skaggs’ total compensation remained below the 50th percentile for CEOs of companies in the Comparative Group. The ONC Committee recommended, and the Board authorized, performance share awards to the Named Executive Officers in the following amounts:

Named Executive Officer	Number of Performance Shares Awarded
Robert C. Skaggs, Jr.	133,905
Stephen P. Smith	50,884
Jimmy D. Staton	50,884
Carrie J. Hightman	37,493
Glen L. Kettering	24,103
Christopher A. Helms	50,884 (forfeited)*

*	These shares were forfeited upon Mr. Helms’ separation from service from the Company in accordance with the terms and conditions of his award agreement.

Consistent with the philosophy and principles articulated above, the ONC Committee believes that the 2011 performance share awards:

•	align the interests of executives with the Company’s stockholders as the ultimate value of the award is dependent upon the value of the Company’s stock;

•	support the Company’s philosophy of paying for performance as the performance shares will not vest unless the Company achieves its performance goals over the measurement period; and

•	provide competitive compensation to recruit and retain executive talent by including a long-term incentive component with a three-year service condition.

OFFICER NOMINATION AND COMPENSATION COMMITTEE REPORT

The Officer Nomination and Compensation Committee of the Board of Directors (the “ONC Committee”) has furnished the following report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The ONC Committee states that it reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon the review and discussions referred to above, the ONC Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Officer Nomination and Compensation Committee:

Officer Nomination and Compensation Committee

W. Lee Nutter, Chairman

Richard A. Abdoo

Steven C. Beering

Richard L. Thompson

Carolyn Y. Woo

March 14, 2012

ASSESSMENT OF RISK

The Company annually assesses whether its incentive compensation programs are constructed in a manner that might induce participant behaviors that could cause the Company material harm. An assessment was performed in 2011, and the Company concluded that the incentive components of our program for senior executives are not reasonably likely to have a material adverse effect on the Company for reasons that include the following:

•	The Company’s operations are highly regulated at both the federal and state levels and, therefore, are subject to continuous oversight by independent bodies.

•	Policies are in place to recoup compensation and prohibit hedging by our senior executive officers.

•	Our compensation program is evaluated annually for its effectiveness and alignment with the Company’s goals without promoting excessive risk.

•	Senior executive compensation is weighted toward long-term incentives thereby ensuring that senior executives have an ongoing, multi-year focus of attention.

•	The performance measures that are the basis of incentive awards are approved each year by an independent committee of the Board.

•

The long-term incentive equity awards to senior executives generally have three-year vesting periods and are performance based so that their upside potential and downside risk are aligned with that of our stockholders and promote long-term performance over the vesting period.

•

The senior executive officers are subject to stock ownership and retention guidelines that are independently set by the Board which are intended to ensure senior executives assume financial risk that is coincident with the Company’s stockholders.

•	The senior executive officers’ performance incentive measures include safety metrics in order to encourage a strong culture of safety.

Compensation of Executive Officers

Summary.    The following table summarizes compensation for services to NiSource and its affiliates for 2011 awarded to, earned by or paid to the CEO, Chief Financial Officer and four other most highly compensated executive officers as of December 31, 2011, including Mr. Helms who separated from employment in October 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Robert C. Skaggs, Jr.	2011	900,000	501,000	2,223,823	999,000	275,222	77,155	4,976,200
President and Chief Executive Officer	2010	858,333	206,000	2,063,776	1,044,000	1,521,654	73,600	5,767,363
	2009	800,000	—	2,012,215	690,000	575,622	60,540	4,138,377
Stephen P. Smith	2011	550,000	100,000	607,555	400,400	70,254	49,484	1,777,693
Executive Vice President and Chief Financial Officer	2010	529,167	525,019	742,949	159,981	63,569	49,334	2,070,019
	2009	500,000	559,167	473,896	75,833	42,067	42,251	1,693,214
Jimmy D. Staton	2011	550,000	150,000	607,555	414,700	70,363	57,583	1,850,201
Executive Vice President and Group Chief Executive Officer	2010	504,167	60,672	742,949	489,328	59,358	44,279	1,900,753
	2009	440,000	97,267	473,896	352,733	45,227	39,685	1,448,808
Carrie J. Hightman	2011	464,583	—	447,666	313,500	55,644	45,873	1,327,266
Executive Vice President and Chief Legal Officer	2010	429,167	9,175	557,219	390,825	45,804	42,668	1,474,858
	2009	400,000	66,667	437,436	233,333	36,544	36,194	1,210,174
Glen L. Kettering	2011	340,000	—	431,685	224,400	84,052	40,969	1,121,106
Senior Vice President, Corporate Affairs

Christopher A. Helms(7)(8)	2011	458,333	—	607,555	—	64,855	4,968,617	5,491,805
Executive Vice President and Group Chief Executive Officer	2010	537,500	100,097	742,949	349,903	69,121	40,313	1,839,883
	2009	520,000	83,133	546,801	416,867	55,926	41,812	1,664,539

(1)	Salary deferred at the election of the Named Executive Officer is reported in the category and year in which such salary was earned.

(2)	This column shows discretionary bonus payouts in excess of amounts paid under the Incentive Plan described in footnote 4. For 2010 and 2009 pursuant to a letter of agreement entered into with Mr. Smith in conjunction with his employment, Mr. Smith received a bonus of $135,000 in each of 2010 and 2009 to compensate him for the loss of a portion of his long-term incentive award from his prior employer and was guaranteed an incentive payout of $357,500 in 2010 and $325,000 in 2009.

(3)	For a discussion of stock awards granted in 2011, see “Compensation Discussion and Analysis — LTIP Awards” and the “Grants of Plan Based Awards” table. This column shows the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the restricted stock, restricted stock units and performance shares granted in 2011 based on the average market price of the Company’s common stock on the NYSE at the date of grant. For performance share awards, which are subject to performance conditions, the grant date value is based upon the probable outcome of such conditions. The table immediately below shows the value of the performance share awards reported in the Summary Compensation Table at the grant date assuming that the highest level of performance conditions will be achieved.

Name	Maximum Performance Share Potential as of Grant Date for Awards ($)
Robert C. Skaggs, Jr.	3,822,648
Stephen P. Smith	1,215,110
Jimmy D. Staton	1,215,110
Carrie J. Hightman	895,333
Glen L. Kettering	575,580
Christopher A. Helms(7)	1,215,110

(4)	For 2011, the Incentive Plan payout opportunity for the Named Executive Officers, other than Mr. Helms, who did not receive a payout as a result of his separation from employment in October 2011, was based upon overall corporate performance. For more information regarding 2011 corporate performance, incentive plan payout opportunities for the Named Executive Officers, other than Mr. Helms and the actual payout amounts, see “Compensation Discussion and Analysis — Annual Performance — Based Cash Incentives and 2011 Incentive Plan Payouts to the Named Executive Officers.” In addition, for Mr. Staton, his incentive opportunity was based upon business unit performance in addition to overall corporate performance. Accordingly, for 2011, this column shows the Incentive Plan formula amount for each of the Named Executive Officers who received an incentive payout. Any amounts awarded in excess of the respective Named Executive Officers’ Incentive Plan formula amounts are reflected in the Bonus column. For a description of Incentive Plan payouts and discretionary bonus payments, please see “Compensation Discussion and Analysis — 2011 Incentive Plan Payouts to the Named Executive Officers” and “2011 Discretionary Payouts to Certain Named Executive Officers.”

(5)	This column shows the change in the present value of each Named Executive Officer’s accumulated benefits under the Company’s tax-qualified pension plans and the non-qualified Pension Restoration Plan as a result of annual pay and interest credits to their account balance under the plans as described in the narrative to the Pension Benefits table. For a description of these plans and the basis used to develop the present values, see the Pension Benefits table and accompanying narrative. No earnings on deferred compensation are shown in this column, since no earnings were above market or preferential.

(6)	The table below provides a breakdown of the amounts shown in the “All Other Compensation” column for each Named Executive Officer in 2011.

(7)	Mr. Helms separated from the Company in October 2011 and forfeited the awards shown as of such date.

(8)	The amount in the “Total” column does not include the grant date fair value of Mr. Helms’ stock awards. Mr. Helms separated from the Company in October 2011 and forfeited the awards on such date.

			Other Compensation
Name	Year	Perquisites & Personal Benefits (a) ($)	Company Match to 401(k) and Profit Sharing Contributions (b) ($)	Company Match And Profit Sharing Contributions To Savings Restoration Plan (c) ($)	Other	Total ($)
Robert C. Skaggs, Jr.	2011	9,655	17,925	49,575	—	77,155
Stephen P. Smith	2011	8,234	17,883	23,367	—	49,484
Jimmy D. Staton	2011	16,333	17,883	23,367	—	57,583
Carrie J. Hightman	2011	11,029	18,050	16,794	—	45,873
Glen L. Kettering	2011	15,469	17,908	7,592	—	40,969
Christopher A. Helms	2011	503	14,208	13,292	4,940,614(d)	4,968,617

(a)	All perquisites are valued based on the aggregate incremental cost to the Company, as required by the rules of the SEC. The “Compensation Discussion and Analysis — Perquisites” section of this proxy statement contains additional information about the perquisites provided by the Company to its Named Executive Officers. The perquisite amounts listed include financial planning and tax services as follows: Mr. Skaggs, $9,372; Mr. Smith, $8,234; Mr. Staton, $13,255; Ms. Hightman, $10,691; and Mr. Kettering $8,793; spousal travel as follows: Mr. Staton, $3,078; Ms. Hightman, $338; Mr. Kettering, $1,089; and Mr. Helms $465; and travel expense as follows: Mr. Kettering, $5,587.

(b)	This column reflects Company matching contributions and profit sharing contributions made on behalf of the Named Executive Officers to the 401(k) Plan. The 401(k) Plan is a tax-qualified defined contribution plan, as described above under “Compensation Discussion and Analysis Savings Programs.”

(c)	This column reflects Company matching contributions and profit sharing contributions made on behalf of the Named Executive Officers to the Savings Restoration Plan. The Savings Restoration Plan is a non-qualified defined contribution plan, as described above under “Compensation Discussion and Analysis — Savings Programs,” and in the narrative following the Non-qualified Deferred Compensation table.

(d)	This amount includes the following separation payments to Mr. Helms: $3,578,408 paid in exchange for a general release and discharge, $1,260,000 paid in exchange for a non-competition agreement, $62,536 paid for unused and accrued vacation; and $39,670 paid for COBRA premiums.

Grants of Plan-Based Awards

The following table sets forth information concerning plan-based awards under the Omnibus Plan to the Named Executive Officers in 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert C. Skaggs, Jr.	1/28/11	360,000	900,000	1,440,000	66,953	133,905	200,858	33,476	2,223,823
Stephen P. Smith	1/28/11	137,500	357,500	577,500	25,442	50,884	76,326	—	607,555
Jimmy D. Staton	1/28/11	137,500	357,500	577,500	25,442	50,884	76,326	—	607,555
Carrie J. Hightman	1/28/11	118,750	285,000	451,250	18,747	37,493	56,240	—	447,666
Glen L. Kettering	1/28/11	85,000	204,000	323,000	12,052	24,103	36,155	—	431,685
Christopher A Helms(5)	1/28/11	137,500	357,500	577,500	25,442	50,884	76,326	—	607,555

(1)	Payouts under the Incentive Plan were based on performance in 2011 as certified by the Committee. The information in the “Threshold,” “Target,” and “Maximum” columns reflect potential payouts under the performance targets set for the 2011 Incentive Plan, as described in the Compensation Discussion and Analysis section under the caption “2011 Annual Performance-Based Cash Incentive.” The amounts actually paid under the Incentive Plan for 2011 appear in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a description of the Incentive Plan payout amounts, please see “Compensation Discussion and Analysis 2011 Annual Incentive Plan Payouts to the Named Executive Officers.”

(2)	The information in these columns reflects the 2011 performance share awards. The actual number of performance shares earned is determined based on performance over the three-year period 2011 through 2013. In order for participants to receive shares, the Company must attain specific financial goals. For a description, please see “Compensation Discussion and Analysis LTIP Awards.” If the target level of performance is met, the individual would receive 100% of the grant designated by the Board. The Committee also set trigger and stretch goals. If the trigger level is not met, then the executive would not receive any value of that portion of the grant. At the trigger level, the executive would receive 50% of the value of that portion of the grant and at the stretch level the executive would receive 150% of the value of that portion of the grant.

(3)	The information in this column reflects the number of shares of restricted stock granted to Mr. Skaggs in 2011 in lieu of cash payable as part of his 2010 annual incentive payout. The restricted stock vests 100% on January 28, 2014. During the vesting period, Mr. Skaggs receives dividends and has voting and other stock ownership rights with respect to the restricted stock.

(4)	The grant date fair value of the stock awards is based on the average market price of the Company’s common stock on the NYSE at the date of grant and, in the case of the performance share awards, the probable outcome of the applicable performance conditions.

(5)	Mr. Helms separated from the Company in October 2011 and forfeited the awards shown in this Grants of Plan-Based Awards table as of such date.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information at fiscal year-end concerning outstanding grants of equity awards to the Named Executive Officers, including awards of options to purchase common stock, restricted stock, restricted stock units, contingent stock and performance shares to the Named Executive Officers. No options were granted in 2011.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Robert C. Skaggs, Jr.	171,429	22.62	1/3/2015	—		—	—		—
	48,883	21.86	1/1/2014	—		—	—		—
	27,287	19.84	1/1/2013	—		—	—		—
	—	—	—	67,980	(4)	1,618,604	271,242	(5)	6,458,272
	—	—	—	46,685	(6)	1,111,570	—		—
	—	—	—	31,726	(7)	755,396	126,904	(8)	3,021,584
	—	—	—	33,476	(9)	797,064	133,905	(10)	3,188,278
Stephen P. Smith	—	—	—	16,010	(4)	381,198	63,880	(5)	1,520,983
	—	—	—	11,421	(7)	271,934	45,685	(8)	1,087,760
	—	—	—	—		—	50,884	(10)	1,211,548
Jimmy D. Staton	—	—	—	16,010	(4)	381,198	63,880	(5)	1,520,983
	—	—	—	11,421	(7)	271,934	45,685	(8)	1,087,760
	—	—	—	—		—	50,884	(10)	1,211,548
Carrie J. Hightman	—	—	—	14,778	(4)	351,864	58,966	(5)	1,403,980
	—	—	—	8,566	(7)	203,956	34,264	(8)	815,826
	—	—	—	—		—	37,493	(10)	892,703
Glen L. Kettering	—	—	—	8,621	(4)	205,266	34,396	(5)	818,969
	—	—	—	5,584	(7)	132,955	22,335	(8)	531,796
	—	—	—	—		—	24,103	(10)	573,892
Christopher A. Helms(11)	—	—	—	—		—	—		—

(1)	All outstanding options held by the Named Executive Officers have vested and are exercisable.

(2)	This column shows the market value of the unvested restricted stock unit and restricted stock awards held by the Named Executive Officers, based on $23.81 per share, the closing market price of the Company’s common stock on the NYSE on December 31, 2011.

(3)	This column shows the market value of the unvested contingent stock and performance shares held by the Named Executive Officers, based on $23.81 per share, the closing market price of the Company’s common stock on the NYSE on December 31, 2011.

(4)	The awards shown represent restricted stock units granted in 2009. These awards vested on January 31, 2012.

(5)	The awards shown represent contingent stock granted in 2009. These shares were subject to performance measures that were satisfied and were subject to an employment restriction that expired on January 31, 2012.

(6)	In lieu of a cash payout under the 2009 Incentive Plan, the Committee granted Mr. Skaggs 46,685 shares of restricted stock on January 22, 2010. This award vests on January 22, 2013.

(7)	The awards shown represent restricted stock units granted in 2010. These awards will vest on January 31, 2013.

(8)	The awards shown represent contingent stock granted in 2010 at target levels. These shares are subject to multi-year performance measures, the results of which will not be determinable until January 31, 2013.

(9)	In lieu of a cash payout under the 2010 Incentive Plan, the Committee granted Mr. Skaggs 33,476 shares of restricted stock on January 28, 2011. This award vests on January 28, 2014.

(10)	The awards shown represent performance shares granted in 2011 at target levels. For a description of the performance share awards and the performance criteria and vesting schedule, please see “Compensation Discussion and Analysis — LTIP Awards.”

(11)	Mr. Helms separated from the Company in October 2011 and all of his unvested equity awards were forfeited on such date.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert C. Skaggs, Jr.	18,550	10,295	100,058	1,871,085
Stephen P. Smith	—	—	—	—
Jimmy D. Staton	—	—	27,397	512,324
Carrie J. Hightman	—	—	27,397	512,324
Glen L. Kettering.	—	—	14,294	267,298
Christopher A. Helms.	—	—	34,543	645,954

(1)	The amounts in this column reflect the value realized upon exercise by the Named Executive Officer which is computed by determining the difference between the market price of the underlying securities at exercise and the exercise price.

(2)	The amounts in this column reflect the value realized upon vesting which is equal to the aggregate dollar amount realized by the Named Executive Officer upon the vesting of stock which is computed by multiplying the number of units by the market value of NiSource common stock on the vesting date.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Robert C. Skaggs, Jr.	Columbia Energy Group Pension Plan	30.5	1,259,882
	Pension Restoration Plan	30.5	3,240,474
Stephen P. Smith	Columbia Energy Group Pension Plan	3.6	56,666
	Pension Restoration Plan	3.6	133,297
Jimmy D. Staton	NiSource Inc. Pension Plan	3.8	56,666
	Pension Restoration Plan	3.8	136,105
Carrie J. Hightman	NiSource Inc. Pension Plan	4.1	61,237
	Pension Restoration Plan	4.1	101,992
Glen L. Kettering	Columbia Energy Group Pension Plan	32.5	697,868
	Pension Restoration Plan	32.5	380,845
Christopher A. Helms	NiSource Inc. Pension Plan	6.6	90,472
	Pension Restoration Plan	6.6	220,222

Tax Qualified Pension Plans.    The Company and its affiliates sponsor several qualified defined benefit pension plans for their respective employees. Benefits under these plans are funded through and are payable out of a trust fund, which consists of contributions made by the Company and the earnings of the fund.

The specific defined benefit pension plan in which an employee participates, including each of the Named Executive Officers, depends upon the affiliate into which the employee was hired. Mr. Skaggs, Mr. Smith and Mr. Kettering participate in the Columbia Energy Group Pension Plan (the “CEG Plan”) because they were participants in this plan at the time of the acquisition of Columbia Energy Group by the Company. The remaining Named Executive Officers participate in the NiSource Inc. Pension Plan (the “NiSource Plan”) because they were hired into the NiSource Corporate Services Company. Employees hired into exempt positions after January 1, 2010 are not eligible to participate in any of the Company’s pension plans.

Both the CEG Plan and the NiSource Plan previously provided for a “final average pay” benefit (“FAP benefit”) for exempt employees and, alternatively, a cash balance benefit feature (described below). As of January 1, 2011, all active exempt employees in the Company’s qualified defined benefit pension plans, including the CEG Plan and the NiSource Plan, who had accrued a benefit under a FAP benefit formula or, alternatively, under the prior cash balance formula, were converted to each plan’s respective current cash balance formula. Mr. Skaggs was the only Named Executive Officer participating in the FAP benefit at the time of the January 1, 2011 conversion. Mr. Kettering also previously participated in the FAP benefit but was converted to the prior cash balance formula during an earlier pension choice program. As such, both Mr. Skaggs’ and Mr. Kettering’s accrued benefit under the CEG plan is equal to his cash balance account, calculated as described below, or, if greater at the time of his retirement, his “protected benefit” which is a calculation taking into consideration the accrued benefit under the FAP benefit formula as of the day immediately preceding conversion of the participant’s benefit to the cash balance formula (using only service and compensation earned prior to the benefit conversion). The remaining Named Executive Officers were participating in the applicable current cash balance benefit formula at the time of the above-referenced conversion.

Pursuant to the above-described conversion of all exempt employees of the Company, including Mr. Skaggs, to the applicable current cash balance feature, each eligible exempt employee who transitioned to the current cash balance feature has an account benefit consisting of: (1) an “opening account balance” equal to either (a) in the case of an exempt employee transitioning from a FAP benefit formula, the lump sum actuarial equivalent of his accrued FAP benefit as of December 31, 2010, or (b) in the case of an exempt employee transitioning from the prior cash balance formula, equal to the account balance in such prior cash balance formula as of December 31, 2010; plus (2) annual pay and interest credits to the cash balance account. Annual pay credits to a participant’s account under the current cash balance formula equal a percentage of compensation, taking into account the Social Security Taxable Wage Base, based on the participant’s combined age and service for the plan year. The applicable pay credits are listed in the following table:

Sum of Age Plus Years of Service	Percentage of Total Compensation	Percentage of Compensation Above 1/2 of the Taxable Wage Base
Less than 50	4.0%	1.0%
50-69	5.0%	1.0%
70 or more	6.0%	1.0%

Compensation for purposes of annual pay credits means base pay, any performance-based pay, any “banked” vacation (in the year of vacation payout) and any salary reduction contributions made for the employee pursuant to a plan maintained by the Company or an affiliate under Internal Revenue Code Sections 125 or 401(k), but excluding any amounts deferred to a non-qualified plan maintained by the Company. In accordance with Internal Revenue Code limits, the maximum compensation taken into account in determining benefits under the plans with respect to all participants, including the Named Executive Officers, in 2011 was limited to $245,000. Interest is credited each year to the account based on the interest rate on 30-year Treasury securities, as determined by the Internal Revenue Service, for the September immediately preceding the first day of each year, subject to a minimum interest credit of 4%.

The automatic form of benefit under the cash balance features of both the CEG Plan and the NiSource Plan is a single life annuity in the case of an unmarried participant and a 50% joint and survivor pop-up annuity in the case of a married participant (unreduced for the value of the pop-up feature). Optional forms of payment are available under the pension plans, depending on the participant’s marital status and benefit feature. Each optional form of benefit is defined in the applicable plan to be the actuarial equivalent of the normal form of benefit defined in the plan.

Under the cash balance features of the applicable plans, any participant may take a distribution of his or her vested cash balance account benefit upon termination of employment, without any reduction. Alternatively, if the participant’s accrued benefit is determined by the protected benefit calculation referenced above (i.e., the protected benefit calculation is greater than the participant’s cash balance account), the participant would receive the protected benefit amount (which may reflect an actuarial or early retirement reduction if the participant elects to receive it prior to normal retirement date as provided in the applicable plan). Because each of the Named Executive Officers now participates in the current cash balance feature of the applicable plan, each Named Executive Officer is eligible to take an unreduced distribution of his cash balance account upon termination of employment regardless of age and service, or if greater, the Named Executive Officer could take a distribution of the accrued benefit using the protected benefit calculation. Currently, Mr. Skaggs and Mr. Kettering are the only Named Executive Officers who are eligible for early retirement (which impacts the protected benefit calculation), with early retirement defined under the CEG Plan as the earlier of age 55 with 10 years of eligible service or age 60 with 5 years of eligible service and defined under the NiSource Plan as age 55 with 10 years of eligible service.

Assumptions.    The present value of the accumulated benefit for each Named Executive Officer is their account balance payable under the applicable plan. For Mr. Skaggs and Mr. Kettering, this value is greater than the present value of their protected benefit using the assumptions set forth in Note 12 — Pension and Other Postretirement Benefits in the footnotes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The Company has not granted any extra years of credited service under the plans identified above.

Non-qualified Pension Benefit Plan.    The Company also sponsors the Pension Restoration Plan for NiSource Inc. and Affiliates (the “Pension Restoration Plan”). The Pension Restoration Plan is a non-qualified, unfunded defined benefit plan. The plan includes employees of the Company and its affiliates (including all of the Named Executive Officers) whose benefits under the applicable tax-qualified pension plan are limited by sections 415 and 401(a)(17) of the Internal Revenue Code. The Pension Restoration Plan provides for a supplemental retirement benefit equal to the difference between (i) the benefit a participant would have received under the qualified pension plan had such benefit not been limited by sections 415 and 401(a)(17) of the Internal Revenue Code, or any other applicable section, and reduced by deferrals into the Company’s Deferred Compensation Plan, minus (ii) the actual benefit received under the qualified pension plan after applying any limits and considering deferrals into the Company’s Deferred Compensation Plan. Participants are provided the opportunity to elect any form of payment available under the qualified pension plan prior to accruing a benefit under the plan. If no election is made, the benefit is payable as a lump sum. The timing of payment under the Pension Restoration Plan generally is 45 days after one of the following: (1) if the participant qualifies for early retirement under the applicable qualified pension plan, following separation from service; or (2) if the participant does not qualify for early retirement at the time of separation from service, the later of separation from service or age 65. Key employees for purposes of section 409A of the Internal Revenue Code, however, may not receive payments triggered by separation from service until 6 months after the termination date.

No plan benefits were paid to any Named Executive Officer under the CEG Plan, the NiSource Plan or the Pension Restoration Plan in 2011.

Non-qualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(4)	Aggregate Earnings in Last FY ($)(5)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(6)
Robert C. Skaggs, Jr.	Deferred Compensation Plan(1)	—	—	(63,300)	—	2,320,985
	Savings Restoration Plan(2)	46,500	60,734	48,067	—	1,569,693
	Phantom Stock Units(3)	—	—	1,033,203		3,514,338
Stephen P. Smith	Savings Restoration Plan(2)	18,792	25,050	4,588	—	173,940
Jimmy D. Staton	Savings Restoration Plan(2)	27,500	24,935	2,936	—	127,603
Carrie J. Hightman	Savings Restoration Plan(2)	16,021	18,763	2,684	—	109,310
Glen L. Kettering	Savings Restoration Plan (2)	7,300	8,967	21,474	—	685,234
	Phantom Stock Units(3)	—	—	273,864	40,703	1,053,426
Christopher A. Helms	Savings Restoration Plan(2)	15,583	23,417	5,585	—	197,424

(1)	Amounts shown as “Executive Contributions in Last FY,” if any, were deferred under the Company’s Deferred Compensation Plan. The Named Executive Officers may elect to defer and invest between 5% and 80% of their base compensation and between 5% and 100% of their bonus on a pre-tax basis. These contributions are fully vested. For a description of the Deferred Compensation Plan, please see “Compensation Discussion and Analysis — Deferred Compensation Plan” and the narrative accompanying this table.

(2)	Amounts shown as ‘Executive Contributions in Last FY,’ if any, were deferred under the Company’s Savings Restoration Plan. For a description of the Savings Restoration Plan, please see “Compensation Discussion and Analysis - Savings Programs” and the narrative accompanying this table. These contributions are fully vested.

(3)	For a description of the phantom stock units, see the narrative accompanying this table. All phantom stock units are vested. Dividend equivalent rights payable with respect to the phantom units are reinvested as additional phantom units at the election of Mr. Skaggs and are paid in cash at the election of Mr. Kettering. Dividend equivalent rights are shown in the aggregate earnings in last fiscal year column and when taken in cash are also shown as a distribution.

(4)	The amount of Company contributions for each Named Executive Officer and reported in this column is included in each Named Executive Officer’s compensation reported on the Summary Compensation Table, as All Other Compensation.

(5)	The aggregate earnings in this column are not reported in the Summary Compensation Table. For a discussion of investment options under these plans, see the narrative accompanying this table.

(6)	The aggregate balance at December 31, 2011, except the phantom stock units and the aggregate earnings on deferred compensation, reflects amounts for each Named Executive Officer that would have been previously reported as compensation in the Summary Compensation Table for prior years had he or she been a Named Executive Officer in those prior years .

The Company sponsors two non-qualified defined contribution plans, neither of which credits above-market or preferential earnings. They are the Savings Restoration Plan and the Deferred Compensation Plan. Participants in both plans have an unsecured contractual right from the Company to be paid the amounts due under the plans from the general assets of the Company.

Savings Restoration Plan.    The Company sponsors the Savings Restoration Plan to provide a supplemental benefit equal to the difference between: (i) the benefit an employee would have received under the Company’s Retirement Savings Plan had such benefit not been limited by sections 415 (a limitation on annual contributions under a defined contribution plan of $49,000 for 2011) and 401(a)(17) (a limitation on annual compensation of $245,000 for 2011) of the Internal Revenue Code (the “IRC”), reduced by their deferrals into the Company’s Deferred Compensation Plan, minus (ii) the actual benefit the employee received under the Retirement Savings Plan. Amounts under the Savings Restoration Plan are deferred on either a pre-tax basis or a Roth (after-tax) basis, depending on the deferrals participants elected under the Retirement Savings Plan. All of the Named Executive Officers are eligible to participate in the Savings Restoration Plan. Participants’ accounts under the Savings Restoration Plan are 100% vested and are credited with interest monthly in an amount equal to the average of the prime rates of interest charged as of the last business day of a month.

The timing of payment under the Savings Restoration Plan differs depending on whether the amounts were earned and vested before January 1, 2005 (“Pre-409A Amounts”) or after December 31, 2004 (“Post-409A Amounts”). Pre-409A Amounts generally are payable at the time when amounts under the Retirement Savings Plan are paid. Participants may elect in any year to withdraw Pre-409A Amounts, but that withdrawal is subject to a 10% reduction. Post-409A amounts generally are paid within 45 days after separation from service, although key employees generally must not be paid until 6 months after their separation date. Participants may not elect to receive early in-service distributions of Post-409A amounts. Both Pre-409A and Post-409A amounts may be distributed upon an unforeseeable emergency. The form of payment for both amounts is the form elected by the participant among the choices available under the Retirement Savings Plan.

Deferred Compensation Plan.    The Company sponsors the Deferred Compensation Plan in which employees at certain job levels and other key employees designated by the Committee, including the Named Executive Officers, are eligible to participate to allow deferral on a pre-tax basis of compensation, including compensation that would otherwise be limited by the IRC. Participants may elect to defer and invest between 5% and 80% of their base compensation and between 5% and 100% of their non-equity incentive payment on a pre-tax basis. Employees designate how their contributions will be invested; the investment options generally are the same as those available under the Company’s 401(k) plan except that there are additional investment options for former Bay State Gas Company Plan participants and transferred Columbia Energy Group Plan accounts. Employee contributions and any earnings thereon are 100% vested. The timing of payment under the Deferred Compensation Plan generally is the March 31 after the date of the participant’s separation from service. This timing applies both to the Pre-409A and Post-409A amounts. In the case of Post-409A amounts payable to key employees within the meaning of IRC Section 409A, payments generally will not be payable until 6 months after the date of separation from service. Participants also may elect to receive in-service distributions of both Pre-409A and Post-409A Amounts. If a participant requests an in-service distribution of a pre-2005 amount with less than 12 months’ advance notice, however, the distribution is subject to a 10% reduction. Participants may delay the commencement of distributions for five years after their originally scheduled payment date, in accordance with the deferral timing procedures under IRC Section 409A. Both Pre-409A and Post-409A Amounts also may be paid upon an unforeseeable emergency. The form of payment for both amounts may be either a lump sum or annual installments of up to 15 years, as elected by the participant.

Phantom Units.    Mr. Skaggs and Mr. Kettering were granted fully vested phantom stock units (“Units”) following the acquisition by the Company of Columbia Energy Group, as part of agreements entered into as of February 1, 2001. Under these agreements, Mr. Skaggs and Mr. Kettering agreed to terminate their rights under a Columbia Energy Group Change-in-Control Agreement. In exchange, they accepted employment with the Company and agreed to non-competition and non-solicitation provisions. These Units are recorded as a bookkeeping entry on the Company’s books and records and represent an unsecured contractual right to receive cash in the future. They are unfunded and subject to the rights of the Company’s general creditors. One Unit is equal in value to one share of common stock of the Company. The Units also are credited with dividend equivalents, which are equal in value to dividends declared on shares of the Company’s common stock and payable, at the election of the executive, in cash or credited to the executive’s account as additional Units. The executive’s election must be made in the calendar year prior to the year in which the dividend equivalents are credited. These Units are payable in cash upon the executive’s termination of employment from the Company subject to the executive’s execution of a general release of claims.

Potential Payments upon Termination of Employment or a Change-in-Control of the Company

The Company provides certain benefits to eligible employees, including the Named Executive Officers, upon certain types of termination of employment, including a termination of employment involving a Change-in-Control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., (i) vested retirement benefits accrued as of the date of termination, (ii) stock-based awards that are vested as of the date of termination, and (iii) the right to continue medical coverage pursuant to COBRA). The incremental benefits that pertain to the Named Executive Officers are described below.

NiSource Executive Severance Policy.    The NiSource Executive Severance Policy was established to provide severance pay and other benefits to terminated executive-level employees who satisfy the terms of the policy. An employee is not eligible to receive benefits under the policy if termination of employment results in the employee being eligible for a payment under a Change-in-Control and Termination Agreement.

A participant becomes entitled to receive benefits under the policy only if he or she is terminated for any of the following reasons: (a) the employee’s position is eliminated due to a reduction in force or other restructuring; (b) the employee’s position is required by the Company to relocate more than 50 miles from its current location and results in the employee having a longer commute of at least 20 miles and the employee chooses not to relocate; or (c) the employee is constructively terminated. Constructive termination means (1) the scope of the participant’s position is changed materially or (2) the participant’s base pay is reduced by a material amount or (3) the participant’s opportunity to earn a bonus under a corporate incentive plan of the Company is materially reduced or is eliminated, and, in any such event, the participant chooses not to remain employed in such position.

Under the NiSource Executive Severance Policy, an eligible employee receives severance pay in the amount of 52 weeks of base salary at the rate in effect on the date of termination. The employee also receives: a lump sum payment equivalent to 130% of 52-weeks of COBRA (as defined in the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974) continuation coverage premiums; and outplacement services.

All of the Named Executive Officers are eligible to receive benefits under the NiSource Executive Severance Policy.

Change-in-Control and Termination Agreements and Employment Agreements.    The Company has Change-in-Control and Termination Agreements with each of the Named Executive Officers. The Company entered into a new form of Change-in-Control Agreement with the Named Executive Officers as of November 4, 2008. The Company entered into these agreements based upon its belief that these agreements are in the best interests of the stockholders, to ensure that in the event of extraordinary events, a thoroughly objective judgment is made on any potential corporate transaction, so that stockholder value is appropriately safeguarded and maximized by having these agreements. The November 4, 2008 agreements can be terminated on twenty-four months’ notice and provide for the payment of specified benefits if the executive terminates employment for “Good Reason” (as defined below) or is terminated by the Company for any reason other than “Good Cause” (as defined below) within twenty-four months following certain Change-in-Control events.

For purposes of the November 4, 2008 Change-in-Control and Termination Agreements:

“Change-in-Control” shall be deemed to take place on the occurrence of any of the following events: (1) the acquisition by an entity, person or group (including all affiliates or associates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of capital stock of the Company entitled to exercise more than 30% of the outstanding voting power of all capital stock of the Company entitled to vote in elections of directors (“Voting Power”); (2) the effective time of: (i) a merger or consolidation of the Company with one or more other corporations unless the holders of the outstanding Voting Power of the Company immediately prior to such merger or consolidation (other than the surviving or resulting corporation or any affiliate or associate thereof) hold at least 50% of the Voting Power of the surviving or resulting corporation (in substantially the same proportion as the Voting Power of the Company immediately prior to such merger or consolidation), or (ii) a transfer of a substantial portion of the property of the Company, other than to an entity of which the Company owns at least 50% of the Voting Power; or (3) the election to the Board of the Company of candidates who were not recommended for election by the Board, if such candidates constitute a majority of those elected in that particular election (for this purpose, recommended directors will not include any candidate who becomes a member of the Board as a result of an actual or threatened election contest or proxy or consent solicitation on behalf of anyone other than the Board or as a result of any appointment, nomination, or other agreement intended to avoid or settle a contest or solicitation). Notwithstanding the foregoing, a Change-in-Control shall not be deemed to take place by virtue of any transaction in which the executive is a participant in a group effecting an acquisition of the Company and, after such acquisition, the executive holds an equity interest in the acquiring entity.

“Good Cause” shall be deemed to exist if, and only if, the Company notifies the executive, in writing, within 60 days of its knowledge that one of the following events occurred: (1) the executive has engaged in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance, in each case that results in substantial harm to the Company; or (2) the executive has been convicted of a criminal violation involving fraud or dishonesty.

“Good Reason” shall be deemed to exist if, and only if: (1) there is a significant diminution in the nature or the scope of the executive’s authorities or duties; (2) there is a significant reduction in the executive’s monthly rate of base salary and the executive’s opportunity to earn a bonus under an incentive bonus compensation plan maintained by the Company or the executive’s benefits; or (3) the Company changes by 50 miles or more the principal location at which the executive is required to perform services as of the date of a Change-in-Control.

The agreements provide for a payment of two (three in the case of Mr. Skaggs) times the executive’s current annual base salary and target incentive bonus compensation. The executive will also receive a pro rata portion of the executive’s targeted incentive bonus for the year of termination. The agreements also provide for an increase in the payment made to the executive as necessary to compensate the executive on an after-tax basis for any parachute excise tax imposed on the payment of amounts under the contracts. However, in the event that payments under the agreements do not exceed 110% of the amount that could be paid to a particular executive without giving rise to any excise tax, then the executive’s payments would be reduced to avoid the excise tax and no gross-up payment would be made. In January 2010, the Committee determined that all new Change-in-Control Agreements entered into between the Company and employees from that time forward would not match “gross-up” payments to reimburse such employees for individual excise or income taxes incurred with respect to benefits triggered by a Change-in-Control of the Company.

The agreements provide for the executives to receive 130% of the COBRA continuation premiums due for the two-year period following termination. In the event of a Change-in-Control, all equity awards which have been granted to each of the Named Executive Officers (including the CEO) under the Company’s Long-Term Incentive Plan will immediately vest.

Pursuant to a letter agreement, dated May 14, 2008 between the Company and Mr. Smith, if the Company terminates his employment other than for cause or if he terminates his employment for good reason, he is entitled to receive the following severance benefits: (1) a lump sum payment equal to his annual base salary; (2) a lump sum payment equal to his prorated target incentive for the year in which termination occurs; (3) a lump sum payment equal to 130% of COBRA continuation coverage premiums for one year; and (4) reasonable outplacement services.

Potential Payments Upon Termination of Employment.    The table below represents amounts payable for the events described, assuming that such events occurred on December 31, 2011 for each of the Named Executive Officers with the exception of Mr. Helms who separated from the Company in October 2011 (1).

	Severance ($)	Pro Rata Target Bonus Payment ($)	Equity Grants ($)	Welfare Benefits ($)	Outplacement ($)	Excise Tax & Gross Up ($)	Total Payment ($)
Robert C. Skaggs, Jr.
Voluntary Termination	—	—	—	—	—	—	—
Retirement(2)	—	—	12,233,792	—	—	—	12,233,792
Disability(2)	—	—	12,233,792	—	—	—	12,233,792
Death(2)	—	—	12,233,792	—	—	—	12,233,792
Involuntary Termination(3)	900,000	—	—	19,446	25,000	—	944,446
Change-in-Control(4)	5,400,000	900,000	16,950,768	58,338	25,000	6,180,450	29,514,556
Stephen P. Smith
Voluntary Termination	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Disability(2)	—	—	3,095,443	—	—	—	3,095,443
Death(2)	—	—	3,095,443	—	—	—	3,095,443
Involuntary Termination(3)	550,000	357,500	—	19,884	25,000	—	952,384
Change-in-Control(4)	1,815,000	357,500	4,473,423	39,768	25,000	1,859,360	8,570,051
Jimmy D. Staton
Voluntary Termination	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Disability(2)	—	—	3,095,443	—	—	—	3,095,443
Death(2)	—	—	3,095,443	—	—	—	3,095,443
Involuntary Termination(3)	550,000		—	19,511	25,000	—	594,511
Change-in-Control(4)	1,815,000	357,500	4,473,423	39,021	25,000	2,075,829	8,785,773
Carrie J. Hightman
Voluntary Termination	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Disability(2)	—	—	2,636,196	—	—	—	2,636,196
Death(2)	—	—	2,636,196	—	—	—	2,636,196
Involuntary Termination(3)	464,583	—	—	19,835	25,000	—	509,418
Change-in-Control(4)	1,520,000	285,000	3,668,096	39,670	25,000	1,584,671	7,122,437
Glen L. Kettering
Voluntary Termination	—	—	—	—	—	—	—
Retirement(2)	—	—	1,598,937	—	—	—	1,598,937
Disability(2)	—	—	1,598,937	—	—	—	1,598,937
Death(2)	—	—	1,598,937	—	—	—	1,598,937
Involuntary Termination(3)	340,000	—	—	19,835	25,000	—	384,835
Change-in-Control(4)	1,088,000	204,000	2,262,878	39,670	25,000	992,125	4,611,673

(1)	Mr. Helms separated from the Company in October 2011. As a result of his separation from employment, Mr. Helms received the following separation payments $3,578,408 paid in exchange for a general release, $1,260,000 paid in exchange for a non-competition agreement, $62,536 paid for unused and accrued vacation, and $39,670 paid for COBRA premiums.

(2)	Special vesting rules apply in the event of Retirement, Disability or death pursuant to the terms and conditions of our equity award agreements as discussed above under “Compensation Disclosure and Analysis — LTIP Awards.” Only Messrs. Skaggs and Kettering were eligible for Retirement as of December 31, 2011. For Mr. Skaggs, 513,809 shares would have vested in the event of his Retirement, Disability or death. For Mr. Kettering, 67,154 shares would have vested in the event of his Retirement, Disability or death. For Mr. Smith, 130,006 shares would have vested in the event of his Disability or death. For Mr. Staton, 130,006 shares would have vested in the event of his Disability or death. For Ms. Hightman, 110,718 shares would have vested in the event of her Disability or death. The value of the equity grants was determined by multiplying the closing price of the Company’s common stock on the NYSE on December 31, 2011 of $23.81 by the number of shares that would have vested upon the Retirement, Disability or death, as applicable, of the Named Executive Officer; and, with respect to performance shares, the value assumes a payout of such shares at the target level. No performance shares are actually payable until such time as the ONC Committee certifies attainment of the applicable performance goals, except in the case of death with more than 12 months remaining in the performance period, in which case, the performance shares are payable at target levels regardless of ONC Committee certification.

(3)	Amounts shown reflect payments to be made upon termination of the Named Executive Officer under the Company’s Executive Severance Policy described above, or pursuant to the terms of the Named Executive Officer’s employment agreement.

(4)	Amounts shown reflect payments to be made upon a Change-in-Control of the Company under the Change-in-Control and Termination Agreements described above.

PROPOSAL II — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board appointed Deloitte & Touche LLP, 180 East Broad Street, Columbus, OH 43215, as independent auditors to examine the Company’s accounts for the fiscal year ending December 31, 2012, and the Board of Directors approved the appointment. A representative of Deloitte & Touche LLP will be present at the meeting, will be given an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Board of Directors and its Audit Committee consider Deloitte & Touche LLP well qualified to serve as the Company’s independent registered public accountants. The Audit Committee recommends ratification of such appointment by the stockholders.

Although action by stockholders for this matter is not required, the Board of Directors and the Audit Committee believe that it is appropriate to seek stockholder ratification of this appointment in order to provide stockholders a means of communicating the stockholders’ level of satisfaction with the performance of the independent registered public accountants and their level of independence from management. If the proposal is not approved and the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will take this into consideration and will reconsider the appointment.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is needed to ratify the appointment of Deloitte & Touche LLP. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as a vote against the proposal. Brokers have discretionary authority to vote on this proposal, so there will be no broker non-votes.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2012.

PROPOSAL III — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Pursuant to federal securities laws, the Company is to submitting to stockholders a proposal for a non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers.

The Board of Directors encourages stockholders to carefully review the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis, for a thorough discussion of the Company’s executive compensation program and philosophy. The compensation program is designed to be significantly performance-based and to attract and retain highly qualified individuals who enhance long-term stockholder value by contributing to the Company’s ongoing success. All facets of the compensation program are regularly monitored by the Officer Nomination and Compensation Committee to ensure that the program is well-tailored to fulfill the Company’s compensation philosophy and objectives.

In considering this proposal, stockholders may wish to consider the following factors that demonstrate the Company’s commitment to maintaining a robust compensation program:

•	Compensation is closely tied to both corporate and individual performance;

•	Annual and long-term incentive compensation opportunities are contingent on the Company achieving pre-established goals;

•	Total compensation packages are competitive with those offered by members of the Company’s Comparative Group;

•	Perquisites are appropriately limited in number and modest in dollar value; and

•	The Company’s compensation program does not create incentives for behaviors that create material risk to the Company.

As discussed in the Executive Compensation section of this Proxy Statement, the ONC Committee and the Board believe that the Company’s executive compensation program fulfills the objectives of its compensation philosophy in a prudent and effective manner.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved on an advisory basis.

As this is an advisory vote, the result will not be binding on the Company, the Board or the ONC Committee, although the Committee and the Board will carefully consider the outcome of the vote when evaluating the Company’s compensation program and philosophy.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is needed to approve the advisory vote on the compensation of the Named Executive Officers. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the advisory approval of executive compensation of the Company’s Named Executive Officers. Abstentions will have the same effect as a vote against the proposal. Brokers will not have discretionary authority to vote on this proposal, so there could be broker non-votes. Broker non-votes will have no effect on the vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL IV — APPROVAL OF AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

Background

The Company maintains the NiSource Inc. Employee Stock Purchase Plan, as amended and restated effective January 1, 2010 (the “ESPP”). The ESPP, or a predecessor plan, has been maintained by the Company and its predecessors since 1964. The ESPP is an important component of the Company’s efforts to attract and retain qualified employees. It also encourages employees to become Company stockholders, which assists in aligning their long-term interests with those of the Company’s stockholders.

Proposed Amendments

The proposed amendments would increase the maximum number of shares of common stock remaining available for future purchase under the ESPP by 400,000 shares of common stock. The purpose of the amendment is to ensure that the Company is able to provide current and new employees with the ability to participate in the ESPP.

Description of the ESPP

General.    The ESPP provides eligible employees with the opportunity to purchase the Company’s common stock at a discount from market value through payroll deductions. The primary purposes of the ESPP are to provide employees of the Company and certain of its subsidiaries an additional means of saving a portion of their earnings and to encourage employee ownership of Company common stock.

Shares Subject to Award.    Under the proposed amendments, the maximum number of shares of common stock that may be purchased in the future under the ESPP will be increased from 99,187 as of March 1, 2012 to 499,187 shares of common stock, less shares purchased under the ESPP on March 31, 2012. The number of shares that can be purchased may increase in the future with additional stockholder approval. This number may also increase or decrease proportionately, as appropriate, in the event of a future stock dividend, stock split or combination of the Company’s common stock, spin-off, reorganization or recapitalization. If at any time the number of shares remaining available for purchase under the ESPP is not sufficient to satisfy all then outstanding purchase rights, the available shares will be apportioned among all participants on an equitable basis. The closing sales price of our common stock on March 1, 2012 was $23.88.

Administration.    The ESPP is administered by the Company’s Corporate Secretary. The ESPP Administrator has the right to interpret the provisions of the ESPP and to determine any questions arising under the ESPP.

Eligibility.    The ESPP is open to each active employee of the Company and its participating subsidiaries who either (a) customarily works for the Company or any subsidiary more than 20 hours per week for more than five months in any calendar year; or (b) is customarily employed by the Company or a participating subsidiary for at least six months in any calendar year. However, no employee is eligible to participate in the ESPP if, immediately after participating, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock, including any stock which the employee may purchase under outstanding rights and options. In addition, no employee may accrue the right to purchase shares under the ESPP and any other employee stock purchase plan of the Company and its affiliates with a fair market of more than $25,000 for each calendar year.

Participation.    The ESPP provides for four savings periods during each calendar year. Savings accumulated by an employee through payroll deductions will be used at the end of each savings period to purchase as many full and fractional shares of the Company’s common stock as possible at the purchase price determined for that savings period. Savings periods are the three-month periods from January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31. Each savings period includes all paydays within that period.

The purchase price per share assigned to the Company’s common stock for any savings period will be 90% of the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) on the last trading day of the savings period. Shares of the Company’s common stock purchased under the ESPP will come from treasury shares, authorized but unissued shares or open market purchases of the Company’s common stock. The shares purchased will be credited and outstanding to an employee as of the close of business on the last day of each savings period.

An employee is eligible to participate in the ESPP on the first day of the month in which such employee first meets the eligibility criteria, and employees can enroll and start purchasing stock as of the first day of the following month by giving the Company a signed payroll deduction authorization form. Deductions begin in the first payroll period after the authorization form is processed by the Company’s payroll department. Payroll deductions can be in any full dollar amounts, not less than $10 per regular pay period, and not more than $20,000 per calendar year. An employee may increase, decrease or stop payroll deduction at any time. An employee’s death, retirement or termination of employment with the Company or its affiliates will be considered an automatic termination from participation in the ESPP.

Any shares of stock held in an employee’s account can be sold through the ESPP or a participating employee can request to have a certificate issued to them, and once a certificate is issued, the employee can sell those shares through a stockbroker. If stock is sold through the plan, the proceeds from the sale of such stock will be determined by the average price of all shares sold from the Plan on the day of sale. Any fractional share equivalent will be converted to cash at the same average sale price.

Employees do not pay any brokerage commissions, fees or service charges in connection with purchases of stock under the ESPP. These costs are paid by the Company. Employees are responsible for all costs incurred in the sale of shares, including a $15 service fee, which may change from time to time, and any associated broker commissions.

To terminate participation in the ESPP, an employee must give the Company written notice at least seven business days prior to the purchase date on which the employee wishes to terminate participation. Upon termination of participation (and upon the death, retirement, termination of employment or cessation of eligibility of a participating employee), an employee will receive (1) a certificate for all full shares of common stock held in the employee’s account, and (2) a check for the cash in the employee’s account and the cash value of any fractional share held in the employee’s account (the cash value of the fractional share will be the average price of all shares sold from the ESPP Plan on the day of sale multiplied by the fractional share). An employee can elect to receive a check for the cash value of all full and fractional shares held in the employee’s account (the cash value of the shares will be the average price of all shares sold from the ESPP Plan on the day of sale multiplied by the number of the shares sold). If the employee selects this option, the employee will pay all fees associated with the sale of the common stock held in the employee’s account.

Duration, Termination and Amendment.    Unless earlier terminated by the Company’s board of directors, the ESPP will terminate when the maximum number of shares of the Company’s common stock available for sale under the ESPP has been purchased. The Company reserves the right to modify, suspend or terminate the ESPP, by action of the board of directors or the Officer Nomination and Compensation Committee of the board of directors, as of the beginning of any savings period. Notice of suspension, modification or termination will be given to all participants. Upon termination of the ESPP for any reason, the cash then credited to an employee’s account, if any, a certificate for all full shares of common stock held in an employee’s account, and the cash value of any fractional share will be distributed promptly to each participating employee.

The board or the Committee may also amend the ESPP from time to time to meet changes in legal requirements or for any other reason. In no event, however, may the board or the Committee amend the ESPP to (i) materially adversely affect any rights outstanding under the ESPP during the savings period in which such amendment is to be effected, (ii) increase the maximum number of shares of common stock which may be purchased under the ESPP without stockholder approval, (iii) decrease the purchase price of the common stock below 90% of the fair market value of the closing price of the Company’s common stock on the NYSE on the last trading day of the savings period, or (iv) adversely affect the qualification of the Plan under Section 423 of the Internal Revenue Code.

Certain Federal Income Tax Consequences.    The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. An employee will not realize taxable income at the time he or she purchases shares of common stock under the ESPP. Employees will be taxed on dividends on shares as they are paid. The length of time an employee holds shares of common stock before disposing of them is an important variable in determining federal income tax consequences. A holding period starts the day after the day shares are purchased (i.e., the last day the common stock was traded on the NYSE in the applicable savings period).

For an employee who sells or otherwise disposes of shares of common stock purchased under the ESPP, federal income tax considerations will differ, depending upon how long he or she has held the shares. Under present law, if the employee holds the shares at least two years before disposing of them, (1) any profit up to the 10% discount will be taxable as ordinary income, (2) any further profit will be taxable as a capital gain, and (3) any loss will be treated as a capital loss. Under present law, if the employee holds shares less than two years before disposing of them (1) the full 10% discount will be taxable as ordinary income, (2) any further profit also will be taxable as a capital gain, and (3) any loss, after considering the full 10% discount as income, will be treated as capital loss. Under present law, upon the death of an employee, whenever it occurs, there shall be included in the employee’s ordinary taxable income, in the year in which death occurs, the amount by which the market price at date of death exceeds the amount paid for the shares; however, this amount shall not exceed the original 10% discount.

An employee does not have any tax consequences so long as he or she retains the shares. Under present law, if an employee holds shares less than two years before disposing of them, the Company will be allowed a deduction in the year of disposal equal to the 10% discount in computing its taxable income. If an employee disposes of his or her shares other than by selling them at market value, different U.S. tax considerations may apply. State and local income tax considerations may also apply.

Specific Benefits.    The benefits that will be received by or allocated to persons eligible to participate in the ESPP in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of our common stock under the ESPP (subject to the limits of the plan) are entirely within the discretion of each participant.

Vote Required

Approval of the amendment to the Company’s ESPP requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” approval of the amendment. Abstentions will have the same effect as a vote against the proposal. Brokers will not have discretionary authority to vote on this proposal, so there could be broker non-votes; broker non-votes will have no effect on the vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL V — STOCKHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

Mr. Ray T. Chevedden of 5965 S. Citrus Avenue, Los Angeles, California 90043, who beneficially owns at least 200 shares of common stock, has informed the Company that he plans to present the following proposal at the meeting:

RESOLVED: Cumulative Voting. Shareholders recommend that our Board take the steps necessary to adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to the number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates. Under cumulative voting shareholders can withhold votes from certain poor-performing nominees in order to cast multiple votes for others.

Cumulative voting allows a significant group of shareholders to elect a director of its choice — safeguarding minority shareholder interests and bringing independent perspectives to Board decisions. Cumulative voting also encourages management to maximize shareholder value by making it easier for a would-be acquirer to gain board representation. It is not necessarily intended that a would-be acquirer materialize, however that very possibility represents a powerful incentive for improved management of our company.

Cumulative voting won 54%-support at Aetna and greater than 51%-support at Alaska Air in 2005 and in 2008. It also received greater than 53%-support at General Motors in both 2006 and in 2008. The Council of Institutional Investors www.cii.org and CalPERS recommended adoption of this proposal topic.

The merit of this proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to more fully realize our company’s potential:

The Corporate Library an independent investment research firm, said our CEO, Robert Skaggs, was potentially entitled to $20 million if there was a change in control. And CEO pay was only 34% incentive-based. Our Chairman, Ian Rolland, was age 77 and had 33-year long-tenure-independence concern. Steven Beering was age 78 and had 25-years long-tenure. Carolyn Woo had 13-years long-tenure and was designated as a “Flagged (Problem) Director” by The Corporate Library because of her responsibilities on the Circuit City board leading up to its bankruptcy.

The Corporate Library said it becomes increasingly challenging to act independently with such extensive tenure. Long-tenured directors can form relationships that compromise their independence and therefore hinder their ability to provide effective oversight. Directors Rolland, Beering and Woo also had 8-seats on our most important board committees. Mr. Rolland even chaired our nomination committee.

Our nomination committee had 10 members, which is more members than many boards have. This could be a sign of an unwieldy committee with dominance by one person. Five of our directors served on no other major boards. This could indicate a significant lack of current transferable director experience. The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal for Cumulative Voting — Yes on V.

Board of Directors’ Statement in Opposition

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

The Board and its Corporate Governance Committee have considered this proposal and concluded that it is unnecessary and not in the best interest of our stockholders.

Because cumulative voting permits a stockholder to influence the outcome of an election in a manner disproportionate to his/her ownership interest in the Company, we believe that cumulative voting may result in the election of directors by small, distinct groups with special interests. This could result in the election of directors who feel bias in favor of representing the special interest groups that elected them, regardless of whether the aims of those groups align with the interests of our stockholders generally. This could, in turn, result in factions among Board members and undermine their ability to work together effectively.

By contrast, our Company, like most other public companies, provides stockholders with one vote per share for each board seat up for election. We believe this is appropriate, given the stockholder protections that we have in place. For example, our by-laws provide for the annual election of all directors and for a majority voting standard for directors in all uncontested elections. Thus, every director is up for election every year and will be elected or reelected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. The Board believes that this approach produces an effective board of directors that represents the interests of all our stockholders, rather than the interests of any particular group.

In addition, the Corporate Governance Committee of the Board, which consists solely of independent directors and is responsible for identifying and recommending qualified individuals for director nominations, follows a robust process to select as candidates for director, persons who will be accountable to all stockholders. The Company’s Corporate Governance Guidelines require the Corporate Governance Committee, in identifying candidates for director, to consider the candidate’s independence, absence of conflicts of interest, business experience and other specific individual qualifications, as well as the overall skills and experience of the Board as a whole. The Board believes that these guidelines, combined with the voting procedures described above, are best suited to safeguard the interest of stockholders.

Vote Required

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote. Proxies submitted without direction pursuant to this solicitation will be voted AGAINST the stockholder proposal. Abstentions will have the same effect as a vote against the proposal. We believe brokers will not have discretionary authority to vote on this proposal, so there could be broker non-votes; broker non-votes will have no effect on the vote.

THE BOARD BELIEVES THAT THIS PROPOSAL IS NOT IN YOUR BEST INTERESTS. THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

AUDIT COMMITTEE REPORT

The Company’s Audit Committee consists of Messrs. Cornelius, Jesanis, Kittrell, Rolland and Ms. Parker. Each of the members of the Audit Committee is independent as defined by the applicable NYSE rules and meets the additional independence standard set forth by the Board of Directors. Each of the members of the Audit Committee also is “financially literate” for purposes of applicable NYSE rules. The Board of Directors, after substantial deliberation and a careful review of the Securities and Exchange Commission rules, has designated Marty R. Kittrell, the Chairman of the Audit Committee, as the “audit committee financial expert.”

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and has discussed with Deloitte & Touche LLP, the Company’s independent registered public accountants, the matters required to be discussed by Public Company Accounting Oversight Board Standard (“PCAOB”), “Communications with Audit Committees” (AU 380, as amended; SEC regulation S-X Rule 2-01; Auditing Standard No. 5 and the NYSE Corporate Governance Rules). The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has considered whether Deloitte & Touche LLP’s provision of non-audit services to the Company is compatible with maintaining Deloitte & Touche LLP’s independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Upon recommendation of the Audit Committee, the Company has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012.

Audit Committee

Marty R. Kittrell, Chairman

Sigmund L. Cornelius

Michael E. Jesanis

Deborah S. Parker

Ian M. Rolland

February 23, 2012

INDEPENDENT AUDITOR FEES

The following table represents the aggregate fees for professional audit services rendered by Deloitte & Touche LLP, the Company’s independent auditors, for the audit of the Company’s annual financial statements for the years ended December 31, 2010 and 2011, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2010	2011
Audit Fees(1)	$5,214,000	$5,949,000
Audit-Related Fees(2)	981,794	616,405
Tax Fees(3)	475,897	149,153
All Other Fees(4)	30,576	30,922

(1)	Audit Fees — These are fees for professional services performed by Deloitte & Touche LLP for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — These are fees for the assurance and related services performed by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Tax Fees — These are fees for professional services performed by Deloitte & Touche LLP with respect to tax compliance, tax advice and tax planning.

(4)	All Other Fees — These are fees for permissible work performed by Deloitte & Touche LLP that does not meet the above categories.

Pre-Approval Policies and Procedures.    During fiscal year 2011, the Audit Committee approved all audit, audit related and non-audit services provided to the Company by Deloitte & Touche LLP prior to management engaging the auditor for those purposes. The Audit Committee’s current practice is to consider for pre-approval annually all audit, audit related and non-audit services proposed to be provided by our independent auditors for the fiscal year. Additional fees for other proposed audit-related or non-audit services which have been properly presented to the Pre-Approval Subcommittee of the Audit Committee (consisting of Marty R. Kittrell) by the Vice President, Controller and Chief Accounting Officer of the Company (not within the scope of the approved audit engagement) may be considered and, if appropriate, approved by the Pre-Approval Subcommittee of the Audit Committee, subject to later ratification by the full Audit Committee. In no event, however, will any non-audit related service be presented or approved that would result in the independent auditor no longer being considered independent under the applicable SEC rules or any service be presented or approved by the Pre-Approval Subcommittee the fees for which are estimated to exceed $100,000. In making its recommendation to appoint Deloitte & Touche LLP as the Company’s independent auditor, the Audit Committee has considered whether the provision of the non-audit services rendered by Deloitte & Touche LLP is compatible with maintaining that firm’s independence.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information for all equity compensation plans and individual compensation arrangements (whether with employees or non-employees, such as directors), in effect as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(c)
Equity compensation plans approved by security holders(1)	5,782,790	22.09	8,414,201
Equity compensation plans not approved by security holders	—		—
Total	5,782,790		8,414,201

(1)	The Plans approved by security holders include the following plans: the 1994 Long Term Incentive Plan, as approved by the stockholders on May 10, 2005 (no shares remain available for future issuance under the plan), the Non-Employee Director Stock Incentive Plan, as approved by the stockholders on May 20, 2003 (no shares remain available for future issuance under the plan), the Omnibus Plan as approved by the stockholders on May 10, 2010 (8,315,014 shares remain available for issuance under the plan), and the NiSource Inc. Employee Stock Purchase Plan, last approved by the stockholders on May 10, 2005 (99,187 shares remain available for purchase under the plan).

(2)	In calculating the weighted-average exercise price of outstanding options, shown in column (b), restricted stock units and contingent stock which can convert into shares of common stock upon maturity have been excluded. Restricted stock units and contingent stock are payable at no cost to the grantee on a one-for-one basis.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2013 ANNUAL MEETING

Any of our stockholders who wish to bring any business before the 2013 Annual Meeting must file a notice of the holder’s intent to do so no earlier than January 14, 2013, and no later than February 13, 2013. The notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Any holder of common stock who wishes to submit a proposal to be included in the Company’s proxy materials in connection with the 2013 Annual Meeting must submit the proposal to the Corporate Secretary of the Company no later than December 6, 2012. The holder submitting the proposal must have owned common stock having a market value of at least $2,000 for at least one year prior to submitting the proposal and represent to the Company that the holder intends to hold those shares of common stock through the date of the 2013 Annual Meeting.

Any holder of common stock who wishes to nominate a director at the 2013 Annual Meeting must file a notice of the nomination no earlier than January 14, 2013, and no later than February 13, 2013. The Company’s by-laws require that a notice to nominate an individual as a director must include the name of each nominee proposed, the number and class of shares of each class of stock of the Company beneficially owned by the nominee, such other information concerning the nominee as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of the nominee, the nominee’s signed consent to serve as a director of the Company if elected, the nominating stockholder’s name and address, and the number and class of shares of each class of stock beneficially owned by the nominating stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon its review of the Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Exchange Act, the Company believes that all of its directors, officers and beneficial owners of more than 10% of its common stock filed all such reports on a timely basis during 2011.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Attention is directed to the financial statements contained in the Company’s Annual Report for the year ended December 31, 2011. A copy of the Annual Report has been sent, or is concurrently being sent, to all stockholders of record as of March 19, 2012. These statements and other reports filed with the SEC are available through our website at www.nisource.com/financials.cfm.

AVAILABILITY OF FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the financial statements and the financial statement schedules, but without exhibits, is contained within the Company’s Annual Report which has been sent, or is concurrently being sent, to you and will be provided without charge to any stockholder or beneficial owner of our shares upon written request to Gary W. Pottorff, Corporate Secretary, NiSource Inc., 801 E. 86th Avenue, Merrillville, Indiana 46410 and is also available on our website at www.nisource.com/annuals.cfm.

OTHER BUSINESS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any matters that will be brought before the meeting by others. If any matters properly come before the meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment on such matters.

Please vote your shares by telephone, through the Internet or by promptly marking, dating, signing and returning the enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Gary W. Pottorff

Corporate Secretary

Dated: April 5, 2012

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 14, 2012.

INTERNET http://www.proxyvoting.com/ni Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

20985-1

▼ FOLD AND DETACH HERE ▼

The Board of Directors recommends a vote “FOR” Proposals I, II, III, and IV, and “AGAINST” Proposal V.

Proposal I – To elect twelve directors to hold office until the next annual stockholders’ meeting and until their respective successors have been elected or appointed.	Please mark your votes as indicated in this example	☒

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Richard A. Abdoo	☐	☐	☐	1.7 Deborah S. Parker	☐	☐	☐		FOR	AGAINST	ABSTAIN

1.2 Aristides S. Candris	☐	☐	☐	1.8 Ian M. Rolland	☐	☐	☐	Proposal II – To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants.	☐	☐	☐

1.3 Sigmund L. Cornelius	☐	☐	☐	1.9 Robert C. Skaggs,Jr.	☐	☐	☐	Proposal III – To consider advisory approval of executive compensation.	☐	☐	☐

1.4 Michael E. Jesanis	☐	☐	☐	1.10 Teresa A. Taylor	☐	☐	☐	Proposal IV – To consider an amendment to the Company’s Employee Stock Purchase Plan.	☐	☐	☐

1.5 Marty R. Kittrell	☐	☐	☐	1.11 Richard L. Thompson	☐	☐	☐	Proposal V – To consider a stockholder proposal regarding cumulative voting.	☐	☐	☐

1.6 W. Lee Nutter	☐	☐	☐	1.12 Carolyn Y. Woo	☐	☐	☐

Attending the Meeting	☐	YES

	Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your NiSource Inc. account online.

Access your NiSource Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for NiSource Inc., now makes it easy and convenient to get current information on your shareholder account.

•View account status •View certificate history •View book-entry information	•View payment history for dividends •Make address changes •Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Eastern Time

Monday-Friday

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://ir.nisource.com/annuals.cfm.

▼ FOLD AND DETACH HERE ▼

This Proxy is Solicited on Behalf of the Board of Directors of NiSource Inc.

for its Annual Meeting of Stockholders, to be held on May 15, 2012.

The undersigned hereby appoints Robert C. Skaggs, Jr. and Stephen P. Smith, or either of them, the proxies of the undersigned, with all power of substitution, for and in the name of the undersigned to represent and vote the shares of common stock of the undersigned at the Annual Meeting of Stockholders of the Company, to be held at the InterContinental Chicago O’Hare, 5300 N. River Road, Rosemont, IL 60018, on Tuesday, May 15, 2012, at 10:00 a.m., local time, and at the adjournment or adjournments thereof.

Unless otherwise marked, this proxy will be voted: “FOR” the nominees listed in Proposal I, “FOR” ratification of the independent registered public accountants in Proposal II, “FOR” advisory approval of executive compensation in Proposal III, “FOR” an amendment to the Company’s Employee Stock Purchase Plan in Proposal IV and “AGAINST” the stockholder proposal regarding cumulative voting in Proposal V.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies previously given. The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, by voting by telephone or through the Internet, or by attending the Annual Meeting and voting in person.

PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET, OR BY MARKING, SIGNING, DATING AND MAILING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)                                                                                                      20985-1

Appendix A

Employee Stock Purchase Plan

DESCRIPTION OF THE PLAN

NiSource and its predecessors have maintained an Employee Stock Purchase Plan (the “Plan”) since 1964. The Plan has been amended from time to time and, effective March 3, 1988, was assumed by NiSource and amended to allow participation by eligible employees of NiSource and certain of its subsidiaries. The Plan was amended and restated again effective January 1, 2010, to clarify that certain provisions were compliant with final regulations issued under Internal Revenue Code Section 423. The Plan provides eligible employees with the opportunity to purchase shares of common stock of NiSource, $.01 par value (“Common Stock”), at a discount from market value through payroll deductions. The primary purposes of the Plan are to provide employees of NiSource and its participating subsidiaries an additional means of saving a portion of their earnings and to encourage employee ownership of Common Stock. Further information concerning the Plan, including the number of shares of Common Stock to be offered pursuant to the Plan, is set forth herein.

1. WHAT IS THE PLAN?

The Plan offers a convenient and economical way for eligible employees of NiSource or any participating subsidiaries to initiate or increase their ownership of Common Stock. Once you are enrolled in the Plan, your payroll deductions will be used by the administrator of the Plan (see question 32) to purchase Common Stock (both full and fractional shares) for you.

2. WHO MAY PARTICIPATE?

Participating companies are:

(1) NiSource; and

(2) those subsidiaries of NiSource whose Boards of Directors have adopted resolutions requesting participation in the Plan for their employees and whose requests are approved by the NiSource Inc. and Affiliates Retirement Plan Administrative and Investment Committee.

You may participate if:

(1) you are an active employee of NiSource or a participating subsidiary; and

(2) either: (a) you are a full-time employee or a part-time employee whose customary employment is more than 20 hours per week and more than five months in any calendar year; or (b) you are customarily employed by NiSource or a participating subsidiary for at least six months in any calendar year.

However, even if you qualify under these rules, you may not acquire any right to purchase Common Stock under the Plan if:

(1) immediately after participating, you would own at least 5% of the total combined voting power or value of all classes of stock of NiSource or any subsidiary including any stock which the employee may purchase under outstanding rights and options; or

(2) such right would permit you to purchase stock under this Plan or any similar employee stock purchase plan of NiSource or any subsidiary with a fair market value of more than $25,000 in a calendar year.

3. HOW DOES THE PLAN OPERATE?

The Plan provides for four Savings Periods during each calendar year. Savings accumulated by you through payroll deductions will be used at the end of each Savings Period to purchase as many full and fractional shares of Common Stock as possible at the purchase price determined for that Savings Period.

4. WHAT ARE THE SAVINGS PERIODS?

Savings Periods are the three-month periods from January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31. Each Savings Period includes all paydays within that period.

5. WHEN CAN I START MY PARTICIPATION IN THE PLAN?

You become eligible to participate in the Plan on the first day of the month in which you first meet the criteria listed in response to question 2. Whether or not you participate in the Plan is your decision.

6. IF I AM ELIGIBLE, HOW DO I ENROLL IN THE PLAN?

You may enroll by giving NiSource Stockholder Services (801 East 86th Avenue, Merrillville, Indiana 46410) a signed payroll Deduction Authorization Form (the “Authorization”). The Authorization becomes effective upon receipt by NiSource Stockholder Services and will be processed for enrollment and payroll deductions.

At the time of enrollment, you will also be requested to complete a designated beneficiary form (the “Beneficiary Form”). If you are a Plan participant at the time of your death, your Plan Account will be distributed to the beneficiaries designated on your Beneficiary Form and in accordance with question 29. You may change your beneficiaries at any time. To make this change, you must deliver a new Beneficiary Form to NiSource Stockholder Services.

7. WHAT ARE THE PROVISIONS OF THE AUTHORIZATION?

Your Authorization directs your employer to deduct money from your pay in a specified amount while you are a participant in the Plan. The Authorization remains effective until you advise NiSource Stockholder Services of a change in your participation as described in response to question 9.

8. WHEN WILL THE PAYROLL DEDUCTIONS START AND IN WHAT AMOUNT MAY THEY BE MADE?

Your payroll deductions will begin in the first payroll period after the deduction information is processed by NiSource Stockholder Services. Payroll deductions can be in any full dollar amounts, not less than $10 per regular pay period, and not more than $20,000 per calendar year.

9. WHAT IF I DECIDE TO INCREASE, DECREASE OR STOP MY PAYROLL DEDUCTION?

You may increase, decrease or stop your payroll deduction at any time. To make this change, you must deliver a new Authorization to NiSource Stockholder Services.

10. WHAT HAPPENS TO THE MONEY DEDUCTED FROM MY PAY?

Your payroll deductions will be credited to your Purchase Account under the Plan. At the end of each Savings Period, the balance in your Purchase Account will be applied to purchase the number of shares of Common Stock as described in response to question 13. No interest is paid to any employee on the amounts accumulated in his or her Purchase Account under the Plan.

11. WHAT WILL BE THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

The purchase price per share assigned to the Common Stock for any Savings Period will be 90% of the fair market value. For purposes of the Plan, fair market value is the closing price of the Common Stock on the NYSE on the last trading day of the Savings Period.

Shares of Common Stock purchased under the Plan will come from treasury shares, authorized but unissued shares or open market purchases of Common Stock. You will pay no brokerage commissions, fees or service charges in connection with purchases of Common Stock under the Plan.

12. HOW MANY SHARES MAY BE PURCHASED BY PARTICIPANTS UNDER THE PLAN?

As of May     1, 2012, the maximum number of shares of Common Stock that may be purchased in the future under the Plan is             1, shares. This number may increase in the future with stockholder approval. This number may also increase or decrease proportionately, as appropriate, in the event of a future stock dividend, stock split or combination of Common Stock, spin-off, reorganization or recapitalization. If the number of shares remaining available for purchase under the Plan is not sufficient to satisfy all then outstanding purchase rights, the available shares will be apportioned among all participants on an equitable basis.

[1]	To be filled in following the 2012 annual meeting of stockholders.

13. HOW MANY SHARES CAN I BUY IN EACH SAVINGS PERIOD?

The number of shares of Common Stock purchased by you during each Savings Period will be determined by dividing your Purchase Account balance by the purchase price per share for that Savings Period. Shares will be allocated to four decimal places. The number of shares you can purchase will depend on the size of your payroll deductions and the fair market value of the Common Stock as of each purchase date. For example, if you have authorized deductions of $200.00 for the Savings Period and the fair market value of a share of Common Stock is $20.00, then your purchase price would be 90% of $20.00 or $18.00, and you would purchase 11.1111 shares of Common Stock ($200/$18.00). The number of shares purchased is also subject to an annual limit as indicated in question 14.

14. IS THERE AN ANNUAL CONTRIBUTION LIMIT ON THE NUMBER OF SHARES PURCHASED?

The Internal Revenue Service limits purchases under an Employee Stock Purchase Plan to $25,000 worth of stock in any one calendar year, valued as of the first day of the Savings Period. Therefore, the Plan will multiply the value of the Common Stock on the first trading date of the Savings Period by the number of shares purchased at the end of the Savings Period and limit the total value of shares purchased for all Savings Periods in the calendar year to $25,000. Any payroll deduction amounts not used to purchase shares as a result of the contribution limit will be held in your Purchase Account until the end of the next Savings Period to purchase shares under the Plan.

15. CAN COMMON STOCK BE PURCHASED UNDER THE PLAN FOR CASH?

No. Common Stock can be purchased only through payroll deductions.

16. HOW DO I OBTAIN CERTIFICATES FOR THE COMMON STOCK I HAVE PURCHASED?

For your convenience, all shares purchased for you under the Plan by the Administrator are initially held in your Plan Account under the Plan. You can request that a stock certificate for full shares be sent to you by contacting Computershare Shareowner Services LLC on their website at www.bnymellon.com/shareowner/equityaccess or at 1-877-643-7775.

17. WHAT HAPPENS TO THE SHARES I PURCHASE?

The shares you purchase will be considered credited and outstanding to you as of the close of business on the last day of each Savings Period.

18. HOW WILL SHARES PURCHASED UNDER THE PLAN BE REGISTERED?

Shares purchased under the Plan will be registered solely in your name.

19. HOW DO I SELL SHARES THAT I HAVE PURCHASED THROUGH THE PLAN?

You have two options:

(1) Any shares held in your Plan Account can be sold through the Plan. The proceeds from the sale of your shares held in the Plan will be determined by the average price of all shares sold from the Plan on the day of sale. Any fractional share equivalent will be converted to cash at the same average sale price.

or

(2) You can request to have a certificate issued to you as described in response to question 16. Once a certificate is issued, you can sell those shares through a stockbroker.

Certain restrictions are imposed by the Federal securities laws and NiSource policy on sales of Common Stock by officers and certain other employees. All other employees may sell Common Stock purchased under the Plan without any restrictions. However, in light of certain Federal tax requirements, each employee on entering the Plan agrees to notify NiSource if he or she disposes of any shares of Common Stock purchased under the Plan within one year after the purchase date.

20. COST OF THE PLAN TO YOU

There are no brokerage commissions, fees or service charges connected with Common Stock purchases. These costs are paid by NiSource. However, you will pay all costs incurred in the sale of shares. This would include a $15 service fee, which may change from time to time, and any associated broker commissions.

21. WILL COMMON STOCK BE REPURCHASED FROM AN EMPLOYEE?

NiSource may, but is not obligated to, repurchase any Common Stock which you have purchased under the Plan. You may dispose of shares of Common Stock at any time you wish by selling them privately, on the open market or through the Plan. To sell shares privately or on the open market, you would first need to have a certificate issued for your Common Stock as discussed in response to question 16.

22. WHAT HAPPENS TO MY DIVIDEND AND VOTING RIGHTS?

You may elect either to receive a dividend check or reinvest your dividend in additional shares of Common Stock under the Plan. You will receive proxy solicitation material just as any other stockholder, which will enable you to vote all full and fractional shares credited to your Plan Account.

23. WHAT HAPPENS IF NISOURCE HAS A RIGHTS OFFERING OR PAYS A STOCK DIVIDEND?

Your entitlement in a regular rights offering will be based on your holdings of full and fractional shares. Any stock dividends or stock splits distributed by NiSource on shares credited to your Plan Account will be added to your Plan Account. Rights, stock dividends or stock splits distributed on shares registered in your name will be mailed directly to you in the same way as to stockholders who do not participate in the Plan.

24. CAN MY RIGHTS UNDER THE PLAN BE ASSIGNED OR TRANSFERRED TO ANOTHER PERSON?

No. Your rights under the Plan cannot be assigned or transferred to another person.

25. MAY I TERMINATE MY PARTICIPATION IN THE PLAN AT ANY TIME?

Yes. Further, your death, retirement or termination of employment with NiSource and all affiliates, or your cessation of eligibility as a participating employee will be considered your automatic termination from participation in the Plan.

26. HOW DO I TERMINATE MY PARTICIPATION IN THE PLAN AND WHEN IS IT EFFECTIVE?

You must give written notice to NiSource Stockholder Services. If you want to terminate participation in the Plan and withdraw the cash balance in your purchase account you must provide written notice to NiSource Stockholder Services at least seven business days prior to the purchase date on which the employee wishes to terminate participation. Failure to provide this timely notice will result in the purchase of shares of Common Stock. To sell, or request a stock certificate for, the shares held in your Plan Account, you must contact Computershare Shareowner Services LLC at 1-877-643-7775 or visit their website at www.bnymellon.com/shareowner/equityaccess. When selling shares through the Plan, the cash value of the shares will be the average price of all shares sold from the Plan on the day of sale multiplied by the number of shares sold. If you sell shares, you will pay all fees associated with the sale of Common Stock in your Plan Account as described in response to question 20.

27. WHAT HAPPENS WHEN I TERMINATE MY PARTICIPATION?

The shares held in your Plan Account will be transferred to a registered stockholder account at Computershare Shareowner Services LLC and you will receive a check for the cash in your Purchase Account.

You may also request a check for the cash value of all full and fractional shares held in your Plan Account (the cash value of the shares will be the average price of all shares sold from the Plan on the day of sale multiplied by the number of shares sold). If you select this option, you will pay all fees associated with the sale of Common Stock in your Plan Account as described in response to question 20.

28. MAY I WITHDRAW THE CASH IN MY PURCHASE ACCOUNT OR SUSPEND MY PAYROLL DEDUCTIONS WITHOUT TERMINATING MY PARTICIPATION IN THE PLAN?

Withdrawing the cash balance credited to your Purchase Account does not terminate your participation in the Plan. However, it does discontinue your payroll deductions. You may suspend your payroll deductions to the Plan without terminating your participation. To resume your payroll deductions, it would be necessary to fill out a new Authorization as described in response to question 6.

29. WHAT HAPPENS IF I DIE, RETIRE, TERMINATE MY EMPLOYMENT OR OTHERWISE CEASE TO BE ELIGIBLE TO PARTICIPATE?

Upon the occurrence of such event, your participation in the Plan will stop. The cash balance in your Purchase Account will be refunded to you and the shares held in your Plan Account will be transferred to a registered account either in your name or in the name of your beneficiary at Computershare Shareowner Services LLC.

If the Administrator is notified or becomes aware of a termination event at least seven business days prior to your last payday in the Savings Period, your deductions for that period will NOT be used to purchase Common Stock. They will be returned to you or, in the event of your death, to the beneficiary or beneficiaries designated on your Beneficiary Form. Failure of a timely notice will result in the purchase of Common Stock.

30. HOW DO I UPDATE MY ADDRESS OR PERSONAL INFORMATION ON MY ACCOUNT?

You should contact both your employer and Computershare Shareowner Services LLC with a new mailing address. You can update your account information at Computershare Shareowner Services LLC through the website at www.bnymellon.com/shareowner/equityaccess or by calling 1-877-643-7775.

31. HOW DO I LEARN ABOUT THE STATUS OF MY PURCHASE AND PLAN ACCOUNTS?

Each payroll deduction will be shown on your pay stub. In addition, a statement of your Plan and Purchase Accounts will be mailed to you by the record keeper; Computershare Shareowner Services LLC, approximately two weeks after the completion of the investment of quarterly cash deductions or any other transaction involving your Plan and Purchase Accounts. If you reinvest dividends on shares held in your Plan Account, this dividend reinvestment activity will be reflected on your quarterly statement.

These statements contain information that is helpful for tax reporting and cost basis purposes; therefore, you should keep the statements until all shares of Common Stock purchased under the Plan and Purchase Accounts have been disposed of and all tax obligations have been met.

You can also access your Plan Account information on the Computershare Shareowner Services LLC website at www.bnymellon.com/shareowner/equityaccess. You will be required to establish an Access ID and PIN number to access your account information.

You will also receive all reports issued to stockholders of NiSource, including annual reports and proxy solicitation material.

32. WHO ADMINISTERS THE PLAN?

The Corporate Secretary of NiSource, 801 E. 86th Avenue, Merrillville, Indiana 46410, is the Administrator of the Plan. However, should you have questions concerning the Plan, or your Account, you should contact the record keeper; Computershare Shareowner Services LLC at (877) 643-7775 or NiSource Stockholder Services at (219) 647-6132.

33. WHAT IS THE RESPONSIBILITY OF NISOURCE AND THE ADMINISTRATOR UNDER THE PLAN?

NiSource and the Administrator of the Plan will not be liable for any act done in good faith in connection with the Plan, or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s Purchase and Plan Accounts upon such participant’s death or retirement prior to the receipt of notice in writing of the event.

34. WHO INTERPRETS AND REGULATES THE PLAN?

The Administrator of the Plan reserves the right to interpret and regulate the Plan.

35. HOW LONG WILL THE PLAN BE IN EFFECT?

Unless earlier terminated by the Board of Directors of NiSource, the Plan will terminate when the maximum number of shares of Common Stock available for sale under the Plan have been purchased. (See response to question 12.)

36. MAY THE PLAN BE TERMINATED OR AMENDED?

NiSource reserves the right to modify, suspend or terminate the Plan by action of the Board of Directors or the Officer Nomination and Compensation Committee of its Board of Directors at such time designated by the Board or Committee, which in no event shall be earlier than the first day of any Savings Period in which such change is made. Notice of suspension, modification or termination will be given to all participants. Upon termination of the Plan for any reason, the cash then credited to your Purchase Account, if any, a certificate for all full shares of Common Stock held in your Plan Account and the cash value of any fractional share shall be distributed promptly to you.

The Board or the Committee may also amend the Plan from time to time to meet changes in legal requirements or for any other reason. In no event, however, may the Board or the Committee amend the Plan to (i) materially adversely affect any rights outstanding under the Plan during the Savings Period in which such amendment is to be effective, (ii) increase the maximum number of shares of Common Stock which may be purchased under the Plan (except with the approval of the stockholders of NiSource, or as described in response to question 12), (iii) decrease the purchase price of the Common Stock below 90% of the fair market value, or (iv) adversely affect the qualification of the Plan under Section 423 of the Internal Revenue Code.

37. IS AN EMPLOYEE REQUIRED TO ENTER THE PLAN?

Absolutely not. Each employee who participates in the Plan does so on a strictly voluntary basis. Each employee should decide whether the purchase of shares is a wise investment for him or her. An employee may wish to consult a specialist in investment or tax matters before making his or her decision.

38. IS THE PLAN SUBJECT TO ANY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”)?

The Plan is not subject to any provisions of ERISA.

39. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. While you will not realize taxable income at the time you purchase shares of Common Stock under the Plan, there may be a taxable event later when you sell or otherwise dispose of the shares. You should consult your tax advisor in this regard. You will also be taxed on dividends on those shares as they are paid even if you choose to have the dividends reinvested.

The length of time you hold your shares of Common Stock before disposing of them is an important variable in determining federal income tax consequences. Your holding period starts the day after the day your shares are purchased (i.e., the last day the Common Stock was traded on the NYSE in the applicable Savings Period).

For an employee who sells or otherwise disposes of shares of Common Stock purchased under the Plan, federal income tax considerations will differ, depending upon how long he or she has held the shares. Under present law, if the employee holds the shares at least two years before disposing of them, the tax consequences, in the year of disposal, will be as follows:

•	any profit up to the 10% discount will be taxable as ordinary income;

•	any further profit will be taxable as a capital gain;

•	any loss will be treated as a capital loss.

Examples: Employee purchases one share of Common Stock for $18.00 when market price is $20.00 (10% discount is $2.00).

If he or she sells at	$23.00	$19.00	$17.00
Resulting ordinary income would be	2.00	1.00	—
Resulting capital gain or (loss) would be	3.00	—	(1.00)

Under present law, if the employee holds shares less than two years before disposing of them, the tax consequences, in the year of disposal will be as follows:

•	the full 10% discount will be taxable as ordinary income;

•	any further profit will be taxable as a capital gain;

•	any loss, after considering the full 10% discount as income, will be treated as capital loss.

Examples: Employee purchases one share of Common Stock for $18.00 when market price is $20.00 (10% discount is $2.00).

If he or she sells at	$23.00	$19.00	$17.00
Resulting ordinary income would be	2.00	2.00	2.00
Resulting capital gain or (loss) would be	3.00	(1.00)	(3.00)

Under present law, upon the death of an employee, whenever it occurs, there shall be included in the employee’s ordinary taxable income, in the year in which death occurs, the amount by which the market price at date of death exceeds the amount paid for the shares; however, this amount shall not exceed the original 10% discount.

It is important to note that an employee does not have any tax consequences so long as he or she retains the shares. However, this statement must not be considered as a suggestion that the employee should not sell his or her shares.

Under present law, if an employee holds shares less than two years before disposing of them, NiSource will be allowed a deduction in the year of disposal equal to the 10% discount, in computing its taxable income.

These examples are intended to serve as a guide for use in preparing U.S. income tax returns in the typical case of sale at market value of shares acquired under the Plan. If an employee disposes of his or her shares other than by selling them at market value, different U.S. tax considerations may apply. State and local income tax considerations may also apply. In all cases, employees may want to obtain tax advice before filing their tax returns.